EXHIBIT 10.28

WAIVER AND AMENDMENT NO. 5 TO CREDIT AGREEMENT

This WAIVER AND AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 28, 2025, and is entered into by and among SigmaTron International, Inc., a Delaware corporation (the “Borrower”), and JPMORGAN CHASE BANK, N.A., as Lender (the “Lender”).

W I T N E S S E T H

WHEREAS, the Borrower and the Lender are parties to that certain Amended and Restated Credit Agreement, dated as of July 18, 2022 (as amended by that certain Waiver, Consent and Amendment No. 1 to Credit Agreement, dated as of April 28, 2023, that certain Amendment No. 2 to Credit Agreement, dated as of June 14, 2023, that certain Waiver and Amendment No. 3 to Credit Agreement, dated as of August 19, 2024, that certain Amendment No. 4 to Credit Agreement, dated as of January 10, 2025, and as heretofore amended, restated, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, Events of Default have occurred and are continuing under clause (g)(ii) of Article VII of the Credit Agreement as a result of the occurrence of an “Event of Default” (or equivalent term) under the Term Loan Credit Agreement or any other Term Loan Document (collectively, the “Existing Events of Default”); and

WHEREAS,  the Borrower has requested that the Lender (i) waive the Existing Events of Default and (ii) amend the Credit Agreement in the manner specified herein, and the Lender has agreed to the foregoing, in each case subject to the applicable terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

Waiver.  Notwithstanding any provision to the contrary in the Credit Agreement, subject to the satisfaction of the applicable conditions set forth in Section 4 below, and in reliance on the representations and warranties set forth in Section 5 below, the Lender hereby waives each of the Existing Events of Default as of the Fifth Amendment Effective Date (as defined below).  Except as expressly set forth herein, the foregoing waiver is limited in nature and shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document or (b) a waiver, release or limitation upon the exercise by Lender of any of its rights, legal or equitable, thereunder.

Amendments to Credit Agreement.  Subject to the satisfaction of the applicable conditions set forth in Section 4 below, and in reliance on the representations and warranties set forth in Section 5 below, the Credit Agreement is hereby amended as of the Fifth Amendment Effective Date to delete the stricken text (indicated textually in the same manner as the following example: ~~<stricken text>~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as reflected in the modifications identified in the document attached hereto as Exhibit A.  Exhibit A to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B attached hereto.

Conditions to Amendment.  This Amendment shall become effective upon the satisfaction of the following conditions precedent (such date, the “Fifth Amendment Effective Date”):

(a)	The Lender shall have received this Amendment, duly executed by the Lender and the Borrower;

(b) The Lender shall have received a copy of a conforming amendment to the Term Loan Agreement, duly executed by the lenders party thereto, the Term Loan Agent and the Borrower, in form and substance reasonably satisfactory to the Lender;

(c)

The Lender shall have received the Escrowed Proceeds (as defined in the December 2024 Consent) (as defined in the amendment to the Term Loan Credit Agreement dated as of the date hereof (the “Term Loan Amendment”)) (net of all funding fees and escrow fees) from the Escrow Account (as defined in the December 2024 Consent) and such Escrowed Proceeds shall be applied as a prepayment to the Obligations in accordance with the Credit Agreement.

(d)	The Lender shall have received all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) on or before the date hereof; and
(e)

Immediately before and after giving effect to this Amendment, each of the representations and warranties of each Loan Party set forth in the Credit Agreement and the other Loan Documents (other than with respect to the Existing Events of Default) are true and correct on and as of the date hereof (except to the extent that any such representation or warranty which by its terms is made as of a specified date, such representation or warranty is true and correct as of such specified date); and

(f)	Immediately before and after giving effect to this Amendment, no Default (other than the Existing Events of Default) shall have occurred and be continuing.

Representations and Warranties.  In order to induce the Lender to enter into this Amendment, each Loan Party party hereto hereby represents and warrants to the Lender that:

The execution, delivery and performance of this Amendment and all other Loan Documents (if any) being executed in connection herewith by any Loan Party each has been duly authorized by all requisite corporate or other organizational actions on the part of each Loan Party and that this Amendment and all other Loan Documents (if any) being executed in connection herewith to which any Loan Party is a party each has been duly executed and delivered by each Loan Party signatory thereto;

Each of this Amendment and all other Loan Documents (if any) being executed in connection herewith to which any Loan Party is a party constitutes the legal, valid and binding obligations of each such Loan Party signatory thereto and is enforceable against each such Loan Party in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity;

Immediately before and after giving effect to this Amendment and the amendment to the Term Loan Agreement dated the date hereof, each of the representations and warranties of each Loan Party set forth in the Credit Agreement and the other Loan Documents (other than with respect to the Existing Events of Default) are true and correct on and as of the date hereof (except to the extent that any such representation or warranty which by its terms is made as of a specified date, such representation or warranty is true and correct as of such specified date); and

Immediately before and after giving effect to this Amendment and the Term Loan Amendment, no Default (other than with respect to the Existing Events of Default) shall have occurred and be continuing.

No Modification.  Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, the Lender reserves all rights, privileges and remedies under the Loan Documents.  Except as amended or consented to hereby, the Credit Agreement and the other Loan Documents remain unmodified and in full force and effect.  This Amendment shall constitute a Loan Document for all purposes, including interpretation of this Amendment. The Lender, Borrower and each other Loan Party agrees to take all further actions and execute all further documents as the Lender or Borrower, as the case may be, may from time to time reasonably request to clarify the terms or otherwise carry out the transactions contemplated by this Agreement, the Credit Agreement and all other agreements executed and delivered in connection herewith.

Reaffirmation.  Each Loan Party as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower's Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.

Release.  In consideration of the agreements of the Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and each of its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lender and each of its successors and assigns, and each of its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all causes of action, suits, claims, counterclaims, defenses and rights of set-off whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Loan Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time prior to the date of this Amendment, for or on account of, or in relation to, or in any way in connection with this Amendment, the Credit Agreement, or any of the other Loan Documents or transactions hereunder or thereunder.

Miscellaneous.

(a) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to conflicts of law principles.
(b) Costs and Expenses. In connection with this Amendment, the Borrower hereby agrees to pay all costs and expenses as required under Section 8.03 of the Credit Agreement.

(c) Severability.  The illegality or unenforceability of any provision of this Amendment shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment.

(d) Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Receipt by telecopy or other electronic method of any executed signature page to this Amendment shall constitute effective delivery of such signature page.  This Amendment to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including “pdf”), shall be treated in all manner and respects and for all purposes as an original agreement or amendment and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(e) Ratification.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to, or the modification or waiver of, any other term or condition of the Credit Agreement.  Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and each other Loan Document are ratified and confirmed and shall continue in full force and effect.

(f) Reference.  Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

(g) Successors. This Amendment shall be binding upon and shall inure to the benefit of the Loan Parties, the Lender and their respective successors and assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWER:

SIGMATRON INTERNATIONAL, INC.,

a Delaware corporation

By: /s/ Gary R. Fairhead

Name: Gary R. Fairhead

Title: CEO

LENDER: JPMORGAN CHASE BANK, N.A. By: /s/ Lena Centomani Name: Lena Centomani Title: Authorized Officer

EXHIBIT A

[see attached]

J.P.Morgan

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

July 18, 2022

between

SIGMATRON INTERNATIONAL, INC.

and

JPMORGAN CHASE BANK, N.A.

ASSET BASED LENDING

Amended and Restated Credit Agreement dated as of July 18, 2022 (as it may be amended or modified from time to time, together with all Exhibits, Schedules and Riders annexed hereto from time to time, each of which is hereby incorporated herein and made a part hereof, this “Agreement”), by and between SIGMATRON INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the Loan Parties party hereto, and JPMORGAN CHASE BANK, N.A. (the “Lender”).

PRELIMINARY STATEMENT

The Borrower, the other Loan Parties party thereto and the Lender are parties to a Credit Agreement, dated as of January 29, 2021 (as heretofore amended, the “Existing Credit Agreement”), pursuant to which the Lender extended credit to the Borrower.

In order to extend the term of the Existing Credit Agreement and make certain other amendments and modifications to the Existing Credit Agreement, the Lender and the Loan Parties have agreed to amend and restate the Existing Credit Agreement in its entirety as set forth herein.

Now, therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I Definitions
Defined Terms

.  As used in this Agreement, the capitalized terms shall have the meanings specified in the Definitions Schedule attached hereto.

Classification of Loans and Borrowings

.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Revolving Borrowing”).

Terms Generally

.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits, Schedules and Riders shall be construed to refer to Articles and Sections of, and Exhibits, Schedules and Riders to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and:  all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Accounting Terms; GAAP

.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, notwithstanding the occurrence of any change after the date hereof in GAAP or in the application thereof on the operation of any provision hereof, such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective unless and until such provision is amended in accordance herewith.

Interest Rates; Benchmark Notifications

.  The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform.  Upon the occurrence of a Benchmark Transition Event, Section 2.13(c) provides a mechanism for determining an alternative rate of interest.  The Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability.  The Lender and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Alternate Rate) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Lender may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Status of Obligations

.  In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Lender to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.  Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lender may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

Letters of Credit

.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and the Lender shall remain in full force and effect until the Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

Divisions

.  For all purposes under the Loan Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws):  (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Article II The Credits
Commitment

.  Subject to the terms and conditions set forth herein, the Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in the Revolving Exposure exceeding the lesser of (x) the Revolving Commitment, less the Availability Block, if applicable, and (y) the Borrowing Base, subject to the Lender’s authority, in its Permitted Discretion, to make Protective Advances pursuant to the terms of Section 2.04.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

Loans and Borrowings

.

Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type.  Any Protective Advance shall be made in accordance with the procedures set forth in Section 2.04.

Subject to Section 2.13, each Borrowing, if applicable, shall be comprised entirely of CBFR Loans or SOFR Loans as the Borrower may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as CBFR Borrowings.  The Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of the Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.13, 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to the Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple equal to $250,000 and not less than $1,000,000.  CBFR Borrowings may be in any amount.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than five (5) SOFR Borrowings outstanding.

Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Borrowing Procedures; Requests for Revolving Borrowings

.

Controlled Disbursement Account; DDA Access Product.  Not later than 1:00 p.m., Chicago time, on each Business Day, the Lender shall, subject to the conditions of this Agreement (but without any further written notice required), make available to the Borrower, by a credit to the Funding Account, the proceeds of a CBFR Borrowing to the extent necessary to pay items to be drawn on the Controlled Disbursement Accounts that day.  All other Revolving Loans shall be made upon notice given in accordance with Section 2.03(b).  In addition, if the Borrower has elected the DDA Access Product, the Borrower hereby authorizes the Lender to, and the Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), to the extent that from time to time on any Business Day funds are required under the DDA Access Product to reach the Target Balance (a “Deficiency Funding Date”), make available to the Borrower the proceeds of a CBFR Borrowing in the amount of such deficiency up to the Target Balance, by means of a credit to the Funding Account on or before the start of business on the next succeeding Business Day, and such CBFR Borrowing shall be deemed made on such Deficiency Funding Date.

Notices by the Borrower to the Lender of requests for Revolving Loans other than pursuant to Section 2.03(a).  To request a Revolving Borrowing, the Borrower shall notify the Lender of such request either in writing (delivered by hand or fax) by delivering a Borrowing Request signed by a Responsible Officer of the Borrower or through an Electronic System if arrangements for doing so have been approved by the Lender (or if an Extenuating Circumstance shall exist, by telephone) not later than (i) in the case of a SOFR Borrowing, 10:00 a.m., Chicago time, three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of a CBFR Borrowing, noon, Chicago time, on the date of the proposed Borrowing; provided that any such notice of a CBFR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 9:00 a.m., Chicago time, on the date of the proposed Borrowing.

Each such Borrowing Request shall be irrevocable and each such telephonic Borrowing Request, if permitted, shall be confirmed immediately upon cessation of the Extenuating Circumstance by hand delivery, facsimile, or a communication through Electronic System to the Lender of a written Borrowing Request in a form approved by the Lender and signed by a Responsible Officer of the Borrower.  Each such written (or if permitted, telephonic) Borrowing Request shall specify the following information in compliance with Section 2.02:

the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

the date of such Borrowing, which shall be a Business Day;

whether such Borrowing is to be a CBFR Borrowing or a SOFR Borrowing; and

in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a CBFR Borrowing.  If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

Protective Advances

.  Subject to the limitations set forth below, the Lender is authorized by the Borrower, from time to time in the Lender’s Permitted Discretion (but shall have absolutely no obligation to), to make Loans to the Borrower, which the Lender, in its Permitted Discretion, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (c) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 8.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”).  Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied.  The Protective Advances shall be secured by the Liens in favor of the Lender in and to the Collateral and shall constitute Obligations hereunder.  All Protective Advances shall be CBFR Borrowings.  The making of a Protective Advance on any one occasion shall not obligate the Lender to make any Protective Advance on any other occasion.

Letters of Credit.

General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in dollars as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Lender at any time and from time to time during the Availability Period, and the Lender may, but shall have no obligation to, issue such requested Letters of Credit in accordance with and subject to the terms hereof.

Notice of Issuance, Amendment, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand or facsimile (or transmit through Electronic System, if arrangements for doing so have been approved by the Lender) to the Lender prior to 9:00 am, Chicago time, at least three (3) Business Days prior to the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit.  In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Lender and using the Lender’s standard form (each, a “Letter of Credit Agreement”).  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control.  A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed the LC Exposure Amount and (ii) the Revolving Exposure shall not exceed the lesser of (A) the Revolving Commitment, minus the Availability Block, if applicable, and (B) the Borrowing Base.

The Lender shall not be under any obligation to issue any Letter of Credit if:

any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any Requirement of Law relating to the Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Lender in good faith deems material to it, or the issuance of such Letter of Credit would violate one or more policies of the Lender applicable to letters of credit generally.

Expiration Date.  Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the Lender to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, including, without limitation, any automatic renewal provision, one (1) year after such extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date.

Reimbursement.  If the Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Lender an amount equal to such LC Disbursement on the date that such LC Disbursement is made; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a CBFR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting CBFR Revolving Borrowing.

Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (d) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, Letter of Credit Agreement or this Agreement, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Lender nor any of its Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the Lender; provided that the foregoing shall not be construed to excuse the Lender from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Lender (as finally determined by a court of competent jurisdiction), the Lender shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Lender may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

Disbursement Procedures.  The Lender shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Lender shall promptly after such examination notify the Borrower by telephone (confirmed by fax or through Electronic Systems) of such demand for payment if the Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Lender with respect to any such LC Disbursement.

Interim Interest.  If the Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to CBFR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (d) of this Section, then Section 2.12(d) shall apply.

Cash Collateralization.  If any Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Lender demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Lender, in the name and for the benefit of the Lender (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII.  The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.10(b).  Each such deposit shall be held by the Lender as collateral for the payment and performance of the Secured Obligations.  In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remains outstanding after the expiration date specified in said paragraph (c), the Borrower shall immediately deposit in the LC Collateral Account an amount in cash equal to one hundred five percent (105%) of such LC Exposure as of such date plus any accrued and unpaid interest thereon.  The Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrower hereby grants the Lender a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and reasonable discretion of the Lender and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account.  Moneys in the LC Collateral Account shall be applied by the Lender for LC Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Secured Obligations.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of a Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all such Defaults have been cured or waived as confirmed in writing by the Lender.

Letters of Credit Issued for Account of Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Lender (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the Lender hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit.  The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Funding of Borrowings

.  The Lender shall make each Loan to be made by it hereunder on the proposed date thereof available to the Borrower by promptly crediting the amounts in immediately available funds to the Funding Account; provided that CBFR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(d), deemed requests for Borrowings under Section 2.17(c), and Protective Advances shall be retained by the Lender.

Interest Elections

.

Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Protective Advances, which may not be converted or continued.

To make an election pursuant to this Section, the Borrower shall notify the Lender of such election either in writing (delivered by hand or fax) by delivering an Interest

Election Request signed by a Responsible Officer of the Borrower or through Electronic System if arrangements for doing so have been approved by the Lender (or if an Extenuating Circumstance shall exist, by telephone) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Interest Election Request shall be irrevocable and each such telephonic Interest Election Request, if permitted, shall be confirmed immediately upon cessation of the Extenuating Circumstance by hand delivery, Electronic System or facsimile to the Lender of a written Interest Election Request in a form approved by the Lender and signed by a Responsible Officer of the Borrower.

Each written (or if permitted, telephonic) Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:

the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

the effective date of the Borrowing to be made pursuant to such Interest Election Request, which shall be a Business Day;

whether the resulting Borrowing is to be a CBFR Borrowing or a SOFR Borrowing; and

if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a CBFR Borrowing.  Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Lender so notifies the Borrower, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to a CBFR Borrowing at the end of the Interest Period applicable thereto.

Termination of Commitment

.

Unless previously terminated, the Revolving Commitment shall terminate on the Maturity Date

The Borrower may at any time terminate the Revolving Commitment upon the Payment in Full of the Secured Obligations.

The Borrower shall notify the Lender of any election to terminate the Revolving Commitment under paragraph (b) of this Section at least five (5) Business Days prior to the effective date of such termination, specifying such election and the effective date thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Lender on or prior to the specified effective date) if such condition is not satisfied.  Any termination of the Revolving Commitment shall be permanent.

Repayment and Amortization of Loans; Collection and Application of Collateral Proceeds; Evidence of Debt

.

The Borrower hereby unconditionally promises to pay to the Lender (i) the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Lender.

All funds deposited into a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by the Borrower or another Loan Party with the Lender (the “Collection Account”).  The Lender shall hold and apply funds received into the Collection Account as provided herein below.

All amounts deposited in the Collection Account shall be deemed received by the Lender in accordance with Section 2.17.  On each Business Day, the Lender shall apply all funds credited to the Collection Account on the immediately preceding Business Day (at the Permitted Discretion of the Lender, whether or not immediately available) (i) if no Cash Dominion Period is in effect, by depositing such funds into the Borrower’s Funding Account, or (ii) during any Cash Dominion Period, first to prepay any Protective Advances that may be outstanding, and second to prepay the Revolving Loans and to cash collateralize outstanding LC Exposure.

The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender, in which the Lender shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder.  The entries made in such accounts shall be prima facie evidence of the existence and amounts of the obligations recorded therein, absent manifest error; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

The Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to the Lender a promissory note payable to the Lender (or, if requested by the Lender, to the Lender and its registered assigns) and in a form prepared by the Lender.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form.

Prepayment of Loans

.

The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section without premium or penalty, but subject, if applicable, to payment of any break funding expenses under Section 2.15.

In the event and on such occasion that the Revolving Exposure exceeds the lesser of (i) the Revolving Commitment, minus the Availability Block, if applicable, and (ii) the Borrowing Base, the Borrower shall prepay the Revolving Loans and LC Exposure or cash collateralize LC Exposure in accordance with Section 2.05(h), as applicable in an aggregate amount equal to such excess.

[Intentionally Omitted.]

All prepayments made pursuant to Section 2.10(a) shall be applied to prepay Revolving Loans without a corresponding reduction in the Revolving Commitment and to cash collateralize outstanding LC Exposure.

The Borrower shall notify the Lender by telephone (confirmed by fax) or through Electronic System, if arrangements for doing so have been approved by the Lender, of any prepayment hereunder not later than noon, Chicago time, (i) in the case of prepayment of a SOFR Borrowing, three (3) Business Days before the date of prepayment, and (ii) in the case of prepayment of a CBFR Borrowing, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitment as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Prepayments shall be accompanied by (A) accrued interest to the extent required by Section 2.12 and (B) break funding payments pursuant to Section 2.15.

Fees

.

The Borrower agrees to pay to the Lender a commitment fee, which shall accrue at the Applicable Margin on the average daily amount of the Available Revolving Commitment during the period from and including the Effective Date to but excluding the date on which the Revolving Commitment terminates.  Accrued commitment fees shall be payable in arrears on the first Business Day of each calendar month and on the date on which the Revolving Commitment terminates, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

The Borrower agrees to pay (i) to the Lender a letter of credit fee with respect to each outstanding Letter of Credit, which shall accrue on the daily maximum amount then available to be drawn under such Letter of Credit at the same Applicable Margin used to determine the interest rate applicable to SOFR Revolving Loans during the period from and including the Effective Date to but excluding the later of the date on which the Revolving Commitment terminates and the date on which the Lender ceases to have any LC Exposure, and (ii) the Lender’s standard fees and commissions with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of the Lender relating to Letters of Credit as from time to time in effect.  Accrued letter of credit fees shall be payable in arrears on the first Business Day of each calendar month and on the date on which the Revolving Commitment terminates; provided that any such fees accruing after the date on which the Revolving Commitment terminates shall be payable on demand.  Any other fees payable to the Lender pursuant to this paragraph shall be payable within ten (10) days after demand.  All letter of credit fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

The Borrower agrees to pay to the Lender the Closing Fee.  The entire Closing Fee shall be deemed fully earned by the Lender and shall be due and payable in full on the Effective Date.

The Borrower agrees to pay to the Lender, during any Cash Dominion Period, a fee equal to the additional interest that the Borrower would have paid in respect of the Revolving Loans, at the CBFR plus the Applicable Margin, as if each uncollected check had not been received in the Collection Account and credited to the Borrower until the earlier of (i) the date that such check is actually collected and (ii) three (3) Business Days after the Business Day that such check was actually received in the Collection Account.  Such fee will be payable monthly in arrears on the first Business Day of each calendar month and on the date on which the Revolving Commitment terminates; provided that any such fees accruing after the date on which the Revolving Commitment terminates shall be payable on demand.

Commencing on the Third Amendment Effective Date until the Third Amendment Reversion Date, the Borrower shall pay to the Lender a ticking fee (the “Ticking Fee”) of $25,000 per month. The Ticking Fee shall be payable monthly in arrears on the last Business Day of each calendar month. The Ticking Fee shall be paid in cash and fully earned and due when paid and once paid shall not be refundable for any reason.

On the Third Amendment Effective Date, the Borrower shall have paid to the Lender an amendment fee of $100,000. For the avoidance of doubt, the foregoing fee shall be fully earned and non-refundable as of the Third Amendment Effective Date.

All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Lender.  Fees paid shall not be refundable under any circumstances.

(1) On the Fifth Amendment Effective Date, the Borrower shall have paid to the Lender an amendment fee in cash of $25,000. For the avoidance of doubt, the foregoing fee shall be fully earned and non-refundable as of the Fifth Amendment Effective Date.

(2) On the Fifth Amendment Effective Date, the Lender shall have fully earned an amendment fee of $550,000, payable in cash upon the earlier of (1) the occurrence of an Event of Default or (2) the Maturity Date (the “Fifth Amendment Fee”); provided, however, if the Replacement Transaction is consummated in accordance with the terms of Section 5.22 hereof, such Fifth Amendment Fee shall be deemed waived.

Interest

.

The Loans comprising CBFR Borrowings shall bear interest at the CBFR plus the Applicable Margin.

The Loans comprising each SOFR Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

Each Protective Advance shall bear interest at the CBFR plus the Applicable Margin plus 2.0%.

Notwithstanding the foregoing, during the occurrence and continuance of a Default, the Lender may, at its option, by notice to the Borrower, declare that (i) all Loans shall bear interest at 2.0% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2.0% plus the rate applicable to such fee or other obligation as provided hereunder.

Accrued interest on each Loan (for CBFR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitment; provided that (i) interest accrued pursuant to paragraphs (c) and (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a CBFR Revolving Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

All interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days, except that interest computed by reference to the CB Floating

Rate shall be computed on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Rate Indices shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

Alternate Rate of Interest; Illegality

.

Subject to clause (c) of this Section 2.13, if prior to the commencement of any Interest Period for a SOFR or REVSOFR30 Borrowing:

the Lender determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate and/or the Adjusted REVSOFR30 Rate or the REVSOFR30 Rate, as applicable (including because the Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period; or

the Lender determines the Adjusted Term SOFR Rate or the Term SOFR Rate and/or the Adjusted REVSOFR30 Rate or the REVSOFR30 Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining its Loans included in such Borrowing for such Interest Period;

then the Lender shall give notice thereof to the Borrower through Electronic System as provided in Section 8.01 as promptly as practicable thereafter and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing or REVSOFR30 Borrowing shall be ineffective and any such SOFR Borrowing or REVSOFR30 Borrowing shall be repaid or converted to a CBFR Borrowing on the last day of the then current Interest Period applicable thereto, and (B) if any Borrowing Request requests a SOFR Borrowing or REVSOFR30 Borrowing, such Borrowing shall be made as a CBFR Borrowing.

If the Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make, maintain, fund or continue any SOFR Borrowing and/or REVSOFR30 Borrowing, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, dollars in the interbank offering market, then, on notice thereof by the Lender to the Borrower, any obligations of the Lender to make, maintain, fund or continue SOFR Loans and/or REVSOFR30 Loans or to convert CBFR Borrowings to SOFR Borrowings will be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower will upon demand from the Lender, either convert or prepay all SOFR Borrowings and/or REVSOFR30 Borrowings to CBFR Borrowings, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such SOFR Borrowings and/or REVSOFR30 Borrowings to such day, or immediately, if the Lender may not lawfully continue to maintain such Loans.  Upon any such conversion or prepayment, the Borrower will also pay accrued interest on the amount so converted or prepaid.

Notwithstanding anything to the contrary herein or in any other Loan Document, (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.13), if a Benchmark Transition Event occurs, Lender may, by written notice to Borrower, amend this Agreement to establish an alternate rate of interest for the Term SOFR Rate and the REVSOFR30 Rate that gives due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) the then-evolving or prevailing market convention for determining a rate of interest for business loans in Dollars at such time (the “Alternate Rate”); Borrower acknowledges that the Alternate Rate may include a mathematical adjustment using any then-evolving or prevailing market convention or method for determining a spread adjustment for the replacement of the Term SOFR Rate and/or the REVSOFR30 Rate (which may include, if the Term SOFR Rate and/or the REVSOFR30 Rate already contains such a spread, adding that spread to the Alternate Rate).  The Lender may further amend this Agreement by such notice to Borrower to make technical, administrative or operational changes (including, without limitation, changes to the definition of “CBFR”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, the timing of prepayment or conversion notices, the length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that Lender decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of the Alternate Rate.  The Alternate Rate, together with all such technical, administrative and operational changes as specified in any notice, shall become effective at the later of (i) the fifth (5th) Business Day after Lender has provided notice (including without limitation for this purpose, by electronic means) to the Borrower (the “Objection Date”) and (ii) a date specified by Lender in the notice, without any further action or consent of the Borrower, so long as Lender has not received, by 5:00 p.m. Eastern time on the Objection Date, written notice of objection to the Alternate Rate from the Borrower.  If, on the date the Term SOFR Rate and/or the REVSOFR30 Rate, as applicable, actually becomes permanently unavailable pursuant to a Benchmark Transition Event, an Alternate Rate has not been established in this manner, Advances will, until an Alternate Rate is so established, bear interest at the CB Floating Rate.  In no event shall the Alternate Rate be less than the Floor.

All determinations by Lender under this Section 2.13 shall be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

Increased Costs

.

If any Change in Law shall:

impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, the Lender (except any such reserve requirement reflected in the applicable Rate Indices);

impose on the Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans hereunder or any Letter of Credit; or

subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clause (b) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to the Lender of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Lender of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

If the Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, the Commitments of or the Letters of Credit issued by the Lender to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Break Funding Payments

.  In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10 or any Rider), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any

SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(c) and is revoked in accordance therewith), then, in any such event, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event.  A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Taxes

.

Withholding of Taxes; Gross Up.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for, Other Taxes.

Evidence of Payment.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify the Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Loan Party by the Lender shall be conclusive absent manifest error.

Treatment of Certain Refunds.  If the Lender determines, in its reasonable discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of the Lender, shall repay to the Lender the amount paid over pursuant to this Section 2.16(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.16(e), in no event will the Lender be required to pay any amount to an indemnifying party pursuant to this Section 2.16 the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 2.16(e) shall not be construed to require the Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Survival.  Each party’s obligations under this Section shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).

Defined Terms.  For purposes of this Section 2.16, the term “applicable law” includes FATCA.

Payments Generally; Allocation of Proceeds

.

The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim.  Any amounts received after such time on any date may, in the reasonable discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Lender at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois.  Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

All payments received by the Lender (including any proceeds of Collateral) not constituting either (i) a specific payment of principal, interest, fees or other sums payable under the Loan Documents (which shall be applied as specified by the Borrower), (ii) a mandatory prepayment (which shall be applied in accordance with Section 2.10 or any applicable Rider), or (iii) amounts to be applied from the Collection Account during a

Cash Dominion Period (which shall be applied in accordance with Section 2.09(c)), shall be applied, subject to the Intercreditor Agreement, by the Lender to the payment of the Secured Obligations in such order as the Lender may elect in its sole discretion.  Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, the Lender shall not apply any payment which it receives to any SOFR Loan of a Class, except (A) on the expiration date of the Interest Period applicable thereto or (B) in the event, and only to the extent, that there are no outstanding CBFR Loans of the same Class and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.15.  The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

At the election of the Lender, all payments of principal, interest, L C Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 8.03), and other sums chargeable to or required to be paid by the Borrower under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Lender.  The Borrower hereby irrevocably authorizes (i) the Lender, even if the conditions precedent set forth in Section 4.02 have not been satisfied, to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Revolving Loans (but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 8.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03 or 2.04, as applicable and (ii) the Lender to charge any deposit account of the Borrower maintained with the Lender for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

The Lender may from time to time provide the Borrower with account statements or invoices with respect to any of the Secured Obligations (the “Statements”).  The Lender is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower’s convenience.  Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations.  If the Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Lender of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Lender’s right to receive payment in full at another time.

Indemnity for Returned Payments

.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Lender in its reasonable discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Lender.  The provisions of this Section 2.18 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or application of proceeds.  The provisions of this Section 2.18 shall survive the termination of this Agreement.

Article III Representations and Warranties

Each Loan Party represents and warrants to the Lender that:

Organization; Powers

.  Each Loan Party and each Subsidiary is duly organized or formed, validly existing and in good standing (or the equivalent) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business (or the equivalent) in, and is in good standing (or the equivalent) in, every jurisdiction where such qualification is required.

Authorization; Enforceability

.  The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by equity holders.  Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Governmental Approvals; No Conflicts

.  The performance by each Loan Party of its obligations under the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents or to give notice under applicable federal securities laws, (b) will not violate any material law or regulation or the articles of incorporation, by-laws or other organizational documents of any Loan Party or any Subsidiary or order of any Governmental Authority binding on the Loan Party or Subsidiary, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents and the Term Loan Documents.

Financial Condition; No Material Adverse Change

.

The Borrower has heretofore furnished to the Lender its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the Reference Fiscal Year, reported on by the Borrower’s Accountants, and (ii) as of and for the Interim Fiscal Period certified by its Financial Officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with G AAP, subject to year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and the absence of footnotes in the case of the statements referred to in clause (ii) above.

No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since the last day of the Reference Fiscal Year.

Properties

.

As of the First Amendment Effective Date, Section 3.05(a) of the Disclosure Certificate sets forth the address of each parcel of real property that is owned or leased by any Loan Party.  Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and to the Loan Party’s knowledge, no default by any party to any such lease or sublease exists.  Each of the Loan Parties and each of its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than those permitted by Section 6.02.

Each Loan Party, each Mexican Subsidiary and each Domestic Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business as currently conducted, a correct and complete list of which, as of the First Amendment Effective Date, is set forth in Section 3.05(b) of the Disclosure Certificate, and the use thereof by each Loan Party, each Mexican Subsidiary and each Domestic Subsidiary does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s, each Mexican Subsidiary and each Domestic Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement.

Litigation and Environmental Matters

.

Other than as listed on Section 3.06 of the Disclosure Certificate, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the consummation of the Transactions.

Except for the Disclosed Matters (i) no Loan Party nor any Subsidiary has received notice of any claim with respect to any material Environmental Liability or knows of any basis for any material Environmental Liability and (ii) except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability or (D) knows of any basis for any Environmental Liability.

Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Compliance with Laws and Agreements; No Default

.  Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with (a) all Requirements of Law applicable to it or its property and (b) all indentures, agreements and other instruments binding upon it or its property.  No Default has occurred and is continuing.

Investment Company Status

.  No Loan Party or any Subsidiary is an investment company as defined in, or subject to regulation under, the Investment Company Act of 1940.

Taxes

.  Each Loan Party and each Subsidiary has timely filed or caused to be filed all federal and all material state and local Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect.  To the Borrower’s knowledge, no Liens have been filed and no claims are being asserted with respect to any such Taxes.

ERISA

.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 or subsequent recodification thereof, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of all such underfunded Plans.

Disclosure

.

The Loan Parties have disclosed to the Lender all agreements, instruments and corporate or other restrictions to which any Loan Party or any Subsidiary is subject,

and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by any Loan Party to the Lender in connection with the negotiation of this Agreement or delivered hereunder contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that it prepared such information in good faith based upon assumptions it believed to be reasonable at the time delivered (it being understood that such forecasts or projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, and that the Loan Parties make no representation as to the attainability of such forecasts or projections or as to whether such forecasts or projections will be achieved or will materialize).

As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to the Lender in connection with this Agreement is true and correct in all respects.

Material Agreements

.  All Material Agreements to which any Loan Party is a party or is bound as of the First Amendment Effective Date are listed in Section 3.12 of the Disclosure Certificate.  No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any Material Agreement to which it is a party or (b) any agreement or instrument evidencing or governing Indebtedness.

Solvency

.

Immediately after giving effect to the Transactions, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

No Loan Party intends to, nor will permit any Subsidiary to, and no Loan Party believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

Insurance

.  Section 3.14 of the Disclosure Certificate lists all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the First Amendment

Effective Date.  As of the First Amendment Effective Date, all premiums in respect of such insurance have been paid.  The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Capitalization and Subsidiaries

.  Section 3.15 of the Disclosure Certificate sets forth (a) a correct and complete list of the name and relationship to the Borrower of each Subsidiary, (b) a true and complete listing of each class of each of the Borrower’s and each Subsidiary’s authorized Equity Interests, all of which issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified in Section 3.15 of the Disclosure Certificate (provided that such disclosures in respect of the Equity Interests in the Borrower shall only be required as of the First Amendment Effective Date and for Persons owning 25% or more of the aggregate ordinary voting power represented by the issued and outstanding voting Equity Interests of the Borrower), and (c) the type of entity of the Borrower and each Subsidiary.  All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.  Except as identified in Section 3.15 of the Disclosure Certificate, as of the First Amendment Effective Date, there are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.

Security Interest in Collateral

.  The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of the Lender, for the benefit of the Secured Parties, and, upon the filing of appropriate financing statements and, with respect to any intellectual property, filings in the United States Patent and Trademark Office and the United States Copyright Office, or taking such other action as may be required for perfection under applicable law, such Liens will constitute, to the extent required by the Loan Documents, perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties claiming through the applicable Loan Party, and having priority over all other Liens on the Collateral other than (a) senior Liens permitted by Section 6.02, to the extent any such Liens would have priority over the Liens in favor of the Lender pursuant to any applicable law or agreement, (b) Liens permitted pursuant to Section 6.02(l), subject to the Intercreditor Agreement and (c) Liens perfected only by possession (including possession of any certificate of title) to the extent the Lender has not obtained or does not maintain possession of such Collateral, including, for the avoidance of doubt, pursuant to the terms of the Intercreditor Agreement , and (d) Liens affecting the Wagz Remaining Shares permitted pursuant to Section 6.02(j).

Employment Matters

.  As of the First Amendment Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened.  The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters.  All payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary.

Margin Regulations

.  No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit extension hereunder will be used to buy or carry any Margin Stock.  Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of any Loan Party only or of the Loan Parties and their Subsidiaries on a consolidated basis) will be Margin Stock.

Use of Proceeds

.  The proceeds of the Loans have been used and will be used, whether directly or indirectly, as set forth in Section 5.08.

No Burdensome Restrictions

.  No Loan Party is subject to any Burdensome Restriction except Burdensome Restrictions permitted under Section 6.10.

Anti-Corruption Laws and Sanctions

.  Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person.  None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or, to the knowledge of any such Loan Party or Subsidiary, employees, or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing or Letter of Credit, use of proceeds, or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

Affiliate Transactions

.  Except as set forth on Section 3.15 of the Disclosure Certificate, and except for agreements in the ordinary course of business at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm’s‑length basis from unrelated third parties, as of the First Amendment Effective Date, (a) there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, directors, or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, and (b) none of the foregoing Persons are directly or, to the Borrower’s knowledge, indirectly indebted to or have any direct or, to the Borrower’s knowledge, indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party (except that any such Persons may own Equity Interests in (but not exceeding 2.0% of the outstanding Equity Interests of) any publicly traded company that may compete with a Loan Party).

Common Enterprise

.  The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party.  Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lender to the Borrower hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

Plan Assets; Prohibited Transactions

.  No Loan Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Licenses and Permits

.  Each Loan Party has all federal, state, local and other licenses and permits required to be maintained in connection with and material to its business operations, and all such licenses and permits are valid and in full force and effect.  Each Loan Party has complied with the requirements of such licenses and permits in all material respects, and has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof.  Except as would not reasonably be expected to have a Material Adverse Effect, no Loan Party is aware of any facts or conditions that would reasonably be expected to cause any federal, state, local or other license or permit required to be maintained by any Loan Party in connection with its business operations to be voided, revoked or withdrawn.

Term Loan Documents

.  Borrower has delivered to the Lender a complete and correct copy of the Term Loan Documents.  The execution, delivery and performance of each of the Term Loan Documents has been duly authorized by all necessary corporate actions on the part of the Borrower.  Each Term Loan Document is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, in each case, except (x) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights and (y) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.  Borrower is not in default in the performance or compliance with any provisions thereof.

Article IV Conditions
Effective Date

.  The obligations of the Lender to make Loans and to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):

Credit Agreement and Loan Documents.  The Lender (or its counsel) shall have received (i) a counterpart of this Agreement signed on behalf of each party hereto (which, subject to Section 8.06(b), may include any Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), (ii) a counterpart of each other Loan Document required by the Lender to be amended and restated on the Effective Date (including, in any event, the Intercreditor Agreement) (each in form and substance reasonably satisfactory to Lender) signed on behalf of each party thereto (which, subject to Section 8.06(b), may include any Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), (iii) such other certificates, documents, instruments and agreements as the Lender shall reasonably request in connection with the Transactions, including all those documents and requirements listed in the Closing Conditions Schedule dated as of the date hereof between the Borrower and the Lender, in each case in form and substance satisfactory to the Lender, and (iv) evidence satisfactory to the Lender as to the satisfaction of each of the items and requirements set forth in such Closing Conditions Schedule in a manner satisfactory to the Lender.

Other Documents.  The Lender shall have received such other documents as the Lender or its counsel may have reasonably requested.

The Lender shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding.

Each Credit Event

.  The obligation of the Lender to make a Loan on the occasion of any Borrowing, and to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, (i) no Default shall have occurred and be continuing and (ii) no Protective Advance shall be outstanding.

After giving effect to any Borrowing or the issuance, amendment or extension of any Letter of Credit, Availability shall not be less than zero.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

Article V Affirmative Covenants

Until all of the Secured Obligations shall have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lender that:

Financial Statements; Borrowing Base and Other Information

.  The Borrower will furnish to the Lender the information required under the Reporting Schedule attached hereto within the applicable time periods set forth therein.

Notices of Material Events

.  The Borrower will furnish to the Lender prompt (but in any event within two (2) Business Days thereof) written notice of the following:

the occurrence of any Default;

receipt of any notice of any investigation by a Governmental Authority or any litigation or Proceeding commenced or threatened against any Loan Party or any Subsidiary that (i) seeks damages in excess of $500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party or any Subsidiary, (v) alleges a material violation of, or seeks to impose material remedies under, any Environmental Law or related Requirement of Law, or seeks to impose material Environmental Liability, (vi) asserts liability on the part of any Loan Party or any Subsidiary in excess of $500,000, in respect of any tax, fee, assessment, or other governmental charge, or (vii) involves any product recall of a product sold by a Loan Party that involves a breach of its product warranty and the Loan Party’s projected associated out-of-pocket expense exceeds $500,000;

any Lien or claim made or asserted against any of the Collateral (other than Liens permitted under Section 6.02);

any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance;

any and all notices received by Borrower (i) declaring an event of default involving in excess of $100,000 under or with respect to any leased location or public warehouse where Collateral is located, and (ii) that an SBA Loan is being audited by the SBA;

any agreement that amends a material term of a Material Agreement, together with, to the extent requested by Lender, a copy of each such amendment;

any material change in accounting or financial reporting practices by the Borrower or any Subsidiary;

the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $250,000;

any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

within two (2) Business Days after the Borrower has actual knowledge thereof, any change in the information provided in the Beneficial Ownership Certification delivered to the Lender that would result in a change to the list of beneficial owners identified in such certification; and

within five (5) Business Days after the Borrower has actual knowledge thereof, the occurrence of any Change in Control.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Existence; Conduct of Business

.  Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect,; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03, and (b) except as permitted under Section 6.03, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

Payment of Obligations

.  Each Loan Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided,  however, each Loan Party will, and will cause each Subsidiary to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

Maintenance of Properties

.  Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Books and Records; Inspection Rights

.  Each Loan Party will, and will cause each Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Lender (including employees of the Lender, or any consultants, accountants, lawyers, agents and appraisers retained by the Lender), upon reasonable prior notice, to visit and inspect its properties, to conduct at such Loan Party’s premises field examinations of such Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its executive officers and, upon the occurrence and during the continuance of an Event of Default, independent accountants (and hereby authorizes the Lender to contact its independent accountants directly), and to provide contact information for each bank where each Loan Party has a depository account and each such Loan Party hereby authorizes the Lender to contact the bank(s) in order to request bank statements and/or balances, all at such reasonable times and as often as reasonably requested.  Each Loan Party acknowledges that the Lender, after exercising its rights of inspection, may prepare certain Reports pertaining to the Loan Parties’ assets for internal use by the Lender, and, upon written request from the Borrower, the Lender will use commercially reasonable efforts to provide copies of such Reports to the Borrower to the extent permitted to do so by law, regulatory guidance and internal bank policy; provided failure to provide a copy of any such Report to Borrower as aforesaid shall not constitute a violation of Lender’s obligations hereunder.  After the occurrence and during the continuance of any Event of Default, each Loan Party shall provide the Lender with contact information for its suppliers.

Compliance with Laws and Material Contractual Obligations

.  Each Loan Party will, and will cause each Subsidiary to, (a) comply in all material respects with each Requirement of Law applicable to it or its property (including without limitation Environmental Laws) and (b) perform in all material respects its obligations under Material Agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Use of Proceeds

.

The proceeds of the Loans and the Letters of Credit will be used only for working capital, other general corporate purposes including funding business operations in the ordinary course of the Borrower and its Subsidiaries, and to refinance existing Indebtedness outstanding on the Effective Date.  No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X or (ii) to make any Acquisition or as may be permitted by a Rider attached hereto.

The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned

Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Accuracy of Information

.  Any information, including financial statements or other documents, furnished by the Loan Parties to the Lender in connection with this Agreement or any other Loan Document contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Loan Parties on the date thereof as to the matters specified in this Section; provided that, with respect to projected financial information, the Loan Parties will only furnish information that it prepared in good faith based upon assumptions it believed to be reasonable at the time delivered (it being understood that such forecasts or projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, and that the Loan Parties make no representation as to the attainability of such forecasts or projections or as to whether such forecasts or projections will be achieved or will materialize).

Insurance

.

Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (i) insurance in such amounts (with no greater risk retention) and against such risks (including, without limitation, if available in the subject jurisdiction, loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the Collateral Documents.  The Borrower will furnish to the Lender, upon request of the Lender, but no less frequently than annually, information in reasonable detail as to the insurance so maintained.

In the event any Collateral is located in any real property owned by a Loan Party that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, the applicable Loan Party shall purchase and maintain flood insurance on such Collateral.  The amount of flood insurance required by this Section shall be in an amount equal to the lesser of the Commitment or the total replacement cost value of the improvements.

All insurance policies required hereunder or under this Section 5.10 shall name the Lender as an additional insured or as lender loss payee, as applicable, and shall contain lender loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Lender (which shall be delivered to Lender within the time period required by Section 5.17(d) hereof), which provide that:  (i) all proceeds thereunder with respect to any Collateral shall be payable to the Lender subject to the terms of this Agreement; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and lender loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to the Lender.

Unless a Loan Party provides the Lender with evidence of the insurance coverage required by this Agreement, after prior written notice to the Borrower, the Lender may purchase insurance at the Loan Party’s or the Borrower’s expense to protect the Secured Parties’ interests in the Collateral.  This insurance may, but need not, protect the Loan Parties’ interests.  The coverage that the Lender purchases may not pay any claim that a Loan Party makes or any claim that is made against a Loan Party in connection with the Collateral.  The Loan Party may later cancel any insurance purchased by the Lender, but only after providing the Lender with evidence that the Loan Party has obtained insurance as required by this Agreement.  If the Lender purchases insurance for the Collateral, the Borrower will be responsible for the costs of that insurance, including interest and any other charges the Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to the Borrower’s total outstanding balance or obligation.  The costs of the insurance may be more than the cost of insurance the Loan Party may be able to obtain on its own.  If a Loan Party fails to obtain any insurance as required by this Section, the Lender may obtain such insurance at the Borrower’s expense.  By purchasing such insurance, the Lender shall not be deemed to have waived any Default arising from the applicable Loan Party’s failure to maintain such insurance or pay any premiums therefor.

Casualty and Condemnation

.  The Borrower will (a) furnish to the Lender prompt written notice of any casualty or other insured damage to the Collateral in the amount of $500,000 or more or the commencement of any action or proceeding for the taking of the Collateral or interest therein in the amount of $500,000 or more under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds received by a Loan Party from any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with any applicable provisions of this Agreement and the Collateral Documents.

Appraisals

.  At any time that the Lender requests, each Loan Party will, and will cause each Domestic Subsidiary (and each Mexican Subsidiary, if requested by the Lender) to, provide the Lender with appraisals or updates thereof of its Inventory and real property, as applicable, from an appraiser selected and engaged by the Lender, and prepared on a basis satisfactory to the Lender, such appraisals and updates to include, without limitation, information required by any applicable Requirement of Law.  The Lender will use commercially reasonable efforts to provide copies of such appraisals to the Borrower to the extent permitted to do so by law, regulatory guidance and internal bank policy; provided failure to provide a copy of any such appraisal to Borrower as aforesaid shall not constitute a violation of Lender’s obligations hereunder.

Depository Banks

.  The Borrower and each Domestic Subsidiary will maintain the Lender as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.  Additionally, the Lender shall be the principal provider of other Banking Services (other than Lease Financing) to the Borrower and its Domestic Subsidiaries.

Additional Collateral; Further Assurances

.

Subject to applicable Requirements of Law, each Loan Party will cause each Domestic Subsidiary formed or acquired after the date of this Agreement to become a Loan Party by executing a joinder agreement in form satisfactory to the Lender.  In connection therewith, the Lender shall have received all documentation and other information regarding such newly formed or acquired Domestic Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act.  Upon execution and delivery thereof, each such Domestic Subsidiary (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Lender, for the benefit of the Secured Parties, in any property of such Loan Party which constitutes Collateral.  For the avoidance of doubt and notwithstanding anything to the contrary contained herein or in any other Loan Document, the Excluded Foreign Subsidiaries shall not be required to become Loan Parties hereunder and no property or assets of any Excluded Foreign Subsidiary shall constitute or be required to constitute any collateral for any Obligations.

Each Loan Party will cause 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries to be subject at all times to a first priority (except for liens permitted by Section 6.02(l), subject to the Intercreditor Agreement), perfected Lien in favor of the Lender, for the benefit of the Secured Parties, pursuant to the terms and conditions of the Loan Documents or other security documents as the Lender shall reasonably request.

Without limiting the foregoing, each Loan Party will, and will cause each Domestic Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Lender such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Lender and all at the expense of the Loan Parties.  In addition, upon the request of the Lender, each Loan Party will, and will cause each Subsidiary to (i) execute an intercompany subordination agreement in favor of the Lender, to be on substantially similar terms as the intercompany subordination agreement executed by such Loan Parties and Subsidiaries in favor of the Term Loan Agent on the Effective Date (or such other terms as the Lender may reasonably request), (ii) deliver an collateral assignment of business interruption insurance and (iii) enter into an amendment to the Security Agreement to include equity in Excluded Foreign Subsidiaries as Collateral.

Subject to the terms of the Intercreditor Agreement, if any material assets are acquired by any Loan Party after the Effective Date (other than real property or assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrower will (i) notify the Lender, and, if requested by the Lender, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Lender to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties. For the avoidance of doubt, if the Corporate Restructuring is consummated pursuant to Section 5.18 of the Term Loan Agreement (as in effect on the Third Amendment Effective Date), within ten (10) Business Days thereof Borrower shall have executed and delivered to Lender New Holdco Pledge Documents (as defined in the Term Loan Agreement) in substantially the form delivered to Term Loan Agent, subject in all respects to the Intercreditor Agreement.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, unless a Specified Event of Default has occurred and is continuing, the Lender will not require a Loan Party to take any action or pay any costs to perfect the Lender’s Liens on property or assets of a Loan Party outside of the U.S., unless such assets are part of the Borrowing Base.

Receivables

.

Certain Agreements on Receivables.  No Loan Party will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, the Loan Parties may reduce the amount of Accounts arising from the sale of Inventory in accordance with their present policies and in the ordinary course of business.

Collection of Receivables.  Except as otherwise provided in this Agreement or the Security Agreement, each Loan Party will collect and enforce, at the Loan Party’s sole expense, all amounts due or hereafter due to such Loan Party under the Receivables.

Delivery of Invoices.  The Borrower will deliver to the Lender immediately upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account of the Loan Parties bearing such language of assignment as the Lender shall specify.

Disclosure of Counterclaims on Receivables.  As part of the Borrowing Base Certificate the Borrower shall send the Lender a copy of each credit memorandum in excess of $500,000.

Inventory and Equipment

.

Maintenance of Goods.  Each Loan Party will do all things necessary to maintain, preserve, protect and keep its Inventory and Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of the Loan Party’s business and except for ordinary wear and tear in respect of its Equipment.

Returned Inventory.  If an Account Debtor returns any Inventory to a Loan Party when no Event of Default exists, then such Loan Party shall promptly determine the reason for such return and shall respond as appropriate.  As part of the Borrowing Base Certificate, the Borrower shall report to the Lender each return that involves an amount in excess of $500,000.  At the Lender’s request, such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory.  In the event any Account Debtor returns Inventory to a Loan Party when an Event of Default exists, such Loan Party, upon the request of the Lender, shall:  (i) hold the returned Inventory in trust for the Lender; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Lender’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Lender’s prior written consent.  All returned Inventory shall be subject to the Lender’s Liens thereon.

Inventory Count; Perpetual Inventory System.  Each Loan Party will conduct a physical count of the Inventory at least once per fiscal year, and after and during the continuation of an Event of Default, at such other times as the Lender requests.  Each Loan Party, at its own expense, shall deliver to the Lender the results of each physical count, which such Loan Party has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory.  Unless waived by the Lender, each Loan Party will maintain a perpetual inventory reporting system at all times.

Equipment.  No Loan Party shall permit any Equipment to become a fixture (with respect to real property) or an accession (with respect to other personal property) unless the Lender has a Lien on such real or personal property.  No Loan Party will, without the Lender’s prior written consent, alter or remove any identifying symbol or number on any of such Loan Party’s Equipment constituting Collateral

Post-Closing Matters

.  Notwithstanding any other provision of any Loan Document to the contrary:

Collateral Access Agreements.  Within ninety (90) days after the Effective Date (as such date may be extended by the Lender in its sole discretion), to the extent the Term Loan Agent has requested to become party to any Collateral Access Agreement required by Section 4.10 of the Security Agreement, the Borrower shall have used commercially reasonable efforts to deliver to the Lender amendments to, or replacements of, such Collateral Access Agreements which amendments or replacements shall, in each case, add the Term Loan Agent as a party and make such other amendments or modifications as the Lender shall agree in its sole discretion.

Deposit Accounts.  Within ninety (90) days after the Effective Date (as such date may be extended by the Lender in its sole discretion), the Borrower shall have (x) delivered to the Lender Control Agreements covering any Deposit Accounts or Securities Accounts intended to be subject to such an agreement pursuant to Section 4.11 of the Security Agreement, to be among the applicable Loan Parties, the Lender, JPMorgan

Chase Bank, N.A., as depositary bank, and the Term Loan Agent or (y) closed such Deposit Accounts or Securities Accounts.

Term Loan Facility Credit Enhancements

.  If the Term Loan Agent or any lender under the Term Loan Facility receives any additional guaranty from the Borrower or any of its Subsidiaries after the Effective Date, or is granted a Lien on any assets or property of the Borrower or any of its Subsidiaries that is not Collateral as of the Effective Date, the Loan Parties shall give the Lender prompt notice thereof and, upon the Lender’s request, cause the same to be granted to the Lender, subject to the terms of the Intercreditor Agreement; provided that these requirements shall not extend to real property.

SECTION 5.19. Financial Advisor. If so elected by the Term Loan Agent in accordance with Section 5.19 of the Term Loan Credit Agreement, Borrower shall ~~engage a~~expand the duties of the financial advisor as set forth in such section (the “Financial Advisor”), on terms and conditions acceptable to Lender~~, on terms acceptable to Lender.~~ (the date of such expansion of duties, the “CRO Engagement Date”), and at all times after the CRO Engagement Date, continue to retain the Financial Advisor in such capacity pursuant to the CRO Engagement Agreement (as defined in the Term Loan Credit Agreement as of the date hereof). From and after the CRO Engagement Date, Borrower (i) hereby authorizes and instructs (and will continue to authorize and instruct) the Financial Advisor to diligently pursue, and take all commercially reasonable steps in connection with, the duties of the Financial Advisor set forth in the CRO Engagement Letter, including without limitation to pursue a Replacement Transaction, (ii) hereby authorizes and instructs (and will continue to authorize and instruct) and shall cause the Financial Advisor to promptly provide the Lender, with, among other information, all budgets, records, projections, financial information, drafts, reports, and other information relating to the Replacement Transaction, the Collateral and the financial condition, operations and prospects of the Loan Parties, all as the Lender may reasonably request from time to time or to the extent required under this Agreement, (iii) hereby authorizes and instructs (and will continue to authorize and instruct) and shall cause the Financial Advisor to be available for meetings or discussions (whether in person or telephonically) with the Lender, as the Lender may reasonably request from time to time with reasonable notice and during normal business hours, (iv) shall not interfere with, hinder or delay the performance of the Financial Advisor's responsibilities and obligations under the terms of the CRO Engagement Letter and under this Agreement, and (v) shall not amend or otherwise modify in any manner the terms of the CRO Engagement Letter without the prior written consent of the Lender. All fees, costs and expenses of the Financial Advisor shall be solely the responsibility of Borrower, and in no event will the Lender have any liability or responsibility of any kind with respect to the Financial Advisor (including, without limitation, as to the payment of any of such Person's fees, costs or expenses), and the Lender will not have any obligation or liability of any kind or nature to Loan Parties, the Financial Advisor or any other Person by reason of any acts or omissions of the Financial Advisor.

SECTION 5.20. Delivery of Cash Flow Forecast; Related Reporting Requirements. On every Friday starting the week of May 5, 2023, Borrower shall prepare and deliver to Lender a 13-week cash flow forecast, substantially in the form of Exhibit B attached hereto (the “Budget”), which shall reflect Borrower’s good faith projection of all weekly cash receipts and disbursements in connection with the operation of its business. In addition, on a weekly basis, Borrower shall provide Lender (x) a report, in a form acceptable to Lender, comparing Borrower’s actual cash receipts and disbursements for the immediately preceding week in the Budget compared to projected cash receipts and disbursements for such week as set forth in the Budget and (y) an accounts payable and receivable report in form acceptable to Lender and certified as correct by an officer of the Borrower. The Borrower shall deliver with the report described in clause (x) a detailed Officer’s Certificate, in form acceptable to Lender, explaining any lower than projected cash receipts (in the aggregate) and any higher than projected disbursements (per line item) to the extent that, and only if, (i) cash receipts during any week are less than, in the aggregate, 10% of forecasted total cash receipts for such week as set forth in the Budget or (ii) disbursements with respect to any particular line item set forth in the Budget during any week exceed, in the aggregate for that line item, 10% of forecasted total disbursements with respect to such line item for such week as set forth in the Budget.

SECTION 5.21 Weekly Calls. The Borrower shall cause one of its Responsible Officers to participate in (x) weekly conference calls starting after the Third Amendment Effective Date with the Lender and ~~any other advisors (including, after its engagement,~~ the Financial Advisor~~)~~ and any other advisors requested by either the Lender or the Term Loan Agent during which the Borrower shall deliver an update on the Borrower’s liquidity and operations and (y) bi-weekly conference calls starting after November 1, 2024 with the Lender, the Term Loan Agent, the Financial Advisor and any other advisors requested by either the Lender or the Term Loan Agent during which the Borrower shall deliver an update on the Replacement Transaction. Such calls shall be held at a time acceptable to the Borrower, Lender, the Term Loan Agent, the Financial Advisor and such other advisors; provided, that if the Borrower uses commercially reasonable efforts to schedule a call but Lender, the Term Loan Agent, the Financial Advisor or such other advisors are not available, such period shall automatically be extended until Lender, the Borrower, the Term Loan Agent, the Financial Advisor and such other advisors are available.

SECTION 5.22  Replacement Transaction.  From and after the ~~Third~~Fifth Amendment Effective Date, the Borrower shall diligently pursue a Replacement Transaction, which must (~~x~~a)  ~~unless the Total Debt to EBITDA Ratio for the twelve (12) month period ending on August 31, 2025 is less than or equal to 4.25 to 1.00,~~(i) be consummated on or before the ~~September 30, 2025~~Tender Process Completion Deadline and (~~y~~ii) cause the Payment in Full of the Obligations upon the consummation of such Replacement Transaction~~.~~ (a Replacement Transaction that satisfies the conditions set forth in subclauses (i) and (ii), an “Acceptable Transaction”), and (b) the Borrower shall satisfy each of following covenants on or before the applicable dates specified below, each of which may be extended by the Lender in writing in its sole direction:

(i) On or before March 19, 2025, the Borrower shall deliver to the Lender at least one submitted letter of intent providing for an Acceptable Transaction;

(ii) On or before April 3, 2025, the Borrower shall deliver to the Lender at least one fully executed exclusivity agreement which includes a letter of intent signed by the counter-party, which letter of intent provides for terms of an Acceptable Transaction (each such letter of intent, an “Acceptable Letter of Intent”);

(iii) On or before May 15, 2025, the Borrower shall commence a tender offer process with its shareholders on terms materially consistent with an Acceptable Letter of Intent in accordance with the rules of the SEC, with the governing documents of the Borrower and with applicable law (the “Tender Process”); and

(iv) On or before the date that is 45 days (with an extension of up to an additional 30 days upon the Borrower's written notice to the Lender to the extent that, as of the date of such notice, (1) sufficient shares have not been tendered to consummate an Acceptable Transaction and (2) the tender offer period has been extended in accordance with the terms of the applicable definitive merger agreement that was executed by the parties in connection with, and evidencing, the Replacement Transaction) after the date the Tender Process was commenced (such date, the “Tender Process Completion Date”), (x) the Borrower shall consummate an Acceptable Transaction and (y) the Obligations shall be Paid in Full.

Article VI Negative Covenants; Financial Covenants

Until all Secured Obligations shall have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lender that:

Indebtedness

.  No Loan Party will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

the Secured Obligations;

Indebtedness existing on the date hereof and set forth in Section 6.01 of the Disclosure Certificate and any extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (f) hereof;

any Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary (including extensions, renewals, refinancings and replacements thereof); provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any other Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Lender;

any Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of any Indebtedness of the Borrower or any other Subsidiary; provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by the Borrower or other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees by the Borrower or another Loan Party of Indebtedness of any Subsidiary permitted under this clause (d) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

Indebtedness of the Borrower or any Subsidiary not owed to the Lender incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) below; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) ) the Indebtedness does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, and (iii) the aggregate principal amount of Indebtedness permitted by this clause (e) together with any Refinance Indebtedness in respect thereof permitted by clause (f) below, shall not exceed the Purchase Money Debt Limit at any time outstanding;

Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (b), (e), (i) and (j) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness, (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary, (iii) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (v) the terms of such Refinance Indebtedness are not less favorable to the obligor thereunder than the original terms of such Original Indebtedness and (vi) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender as those that were applicable to such Original Indebtedness;

Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

Subordinated Indebtedness in an aggregate principal amount not exceeding the Subordinated Debt Limit at any time outstanding;

other unsecured Indebtedness in an aggregate principal amount not exceeding the Unsecured Debt Limit at any time outstanding;

[intentionally omitted];

Indebtedness of the Borrower to The Bank & Trust, SSB (Del Rio) in an amount not to exceed $600,000 in the aggregate at any time outstanding;

Indebtedness of Wujiang SigmaTron Electronic Technology Co., Ltd. to China Construction Bank Co., Ltd. or another Chinese state bank, collateralized by an unconditional mortgage guarantee by Wujiang SigmaTron Electronic Co., Ltd. on its manufacturing building, in an amount not to exceed $2,500,000 in the aggregate at any time outstanding;

Indebtedness of the Excluded Foreign Subsidiaries to a Person that is not a Loan Party in an amount not to exceed $2,500,000 in the aggregate at any time outstanding;

Ordinary Course Intercompany Obligations;

subject to the Intercreditor Agreement, Indebtedness incurred under the Term Loan Agreement in an aggregate principal amount not to exceed at any time the Maximum Term Principal Obligations (as defined in the Intercreditor Agreement);

Indebtedness of any Person that becomes a Loan Party after the date hereof in connection with a Permitted Acquisition or that is assumed by the Borrower in connection with a Permitted Acquisition; provided that (i) such Indebtedness exists at the time such Permitted Acquisition is consummated and is not created in contemplation of or in connection therewith, and (ii) the aggregate principal amount of Indebtedness permitted by clause (i) above, together with any Refinance Indebtedness in respect thereof permitted by Section 6.01(f) (it being understood that Indebtedness under clause (i) above shall constitute “Original Indebtedness” for purposes of Section 6.01(f)), shall not exceed $500,000 at any time outstanding; and

such other Indebtedness as may be permitted under the terms of any Rider attached hereto.

Liens

.  No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:

Liens created pursuant to any Loan Document;

Permitted Encumbrances;

any Lien on any property or asset of the Borrower or any Domestic Subsidiary existing on the date hereof and set forth in Section 6.02 of the Disclosure Certificate; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or the subject Domestic Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, and (iii) such Liens shall not apply to any other property or assets of the Borrower or Subsidiary;

Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;

Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

Liens created pursuant to any Subordinated Indebtedness permitted by clause (i) of Section 6.01; provided that all Liens with respect to such Subordinated Indebtedness shall at all times be (A) junior to any and all Liens created pursuant to any Loan Document and (B) subject to a subordination agreement in form and substance acceptable to the Lender in its Permitted Discretion;

Liens created in connection with perfection of the sale of Accounts permitted to be sold under clause (h) of Section 6.05 pursuant to any Trade Receivables Purchase Program;

Liens affecting the Wagz Remaining Shares under any Stockholders Agreement;

Liens securing the Indebtedness permitted by clause (m) or (n) of Section 6.01; provided that such Liens shall not apply to any property or assets of any Loan Party;

Liens securing Indebtedness permitted by clause (p) of Section 6.01;

Any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by the Borrower pursuant to a Permitted Acquisition or existing on any property or asset (other than Accounts and Inventory) of any Person prior to the time such Person becomes a Loan Party in connection with a Permitted Acquisition; provided that (i) such Lien exists at the time such Permitted Acquisition is consummated and is not created in contemplation of or in connection therewith, (ii) such Lien shall not apply to any other property or assets of the Borrower or such Loan Party, and (iii) such Lien shall secure only those obligations which it secures on the date such Permitted Acquisition is consummated and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.; and

such other Liens as may be permitted under the terms of any Rider attached hereto.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Accounts, other than those permitted under clause (a) of the definition of

Permitted Encumbrances and clause (a) or (n) above, or (2) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrances and clause (a) or (n) above.

Fundamental Changes

.

Other than with respect to the Corporate Restructuring, no Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Loan Party (other than the Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, (iii) any Subsidiary that is not a Loan Party may merge into any other Subsidiary that is not a Loan Party and (iv) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lender; provided that any such merger involving a Person that is not a direct or indirect wholly owned Subsidiary of Borrower or other Loan Party immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

No Loan Party will, nor will it permit any Domestic Subsidiary to, consummate a Division as the Dividing Person, without the prior written consent of Lender.  Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Lender as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.14 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.

No Loan Party will, nor will it permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

No Loan Party will, nor will it permit any Subsidiary to, change its fiscal year from the basis in effect on the Effective Date.

No Loan Party will change the accounting basis upon which its financial statements are prepared.

No Loan Party will change the tax filing elections it has made under the Code.

No Loan Party will change the type of entity that it is.

No Loan Party will change its organization identification number, if any, issued by its state of incorporation or organization, as applicable.

No Loan Party will change its state of incorporation or organization, in each case, unless the Lender shall have received at least thirty (30) days prior written notice of such change and the Lender shall have acknowledged in writing that either (A) such change will not adversely affect the validity, perfection or priority of the Lender’s security interest in the Collateral (as required under the Loan Documents), or (B) any reasonable action requested by the Lender in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Lender in any Collateral), provided that, any new location of incorporation or organization shall be in the continental U.S.

No Loan Party will own any Foreign Subsidiary (other than the Excluded Foreign Subsidiaries) without Lender’s prior written consent.

Investments, Loans, Advances, Guarantees and Acquisitions

.  No Loan Party will, nor will it permit any Subsidiary to, form any subsidiary after the Effective Date, or purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

Permitted Investments, subject to control agreements in favor of the Lender or otherwise subject to a perfected security interest in favor of the Lender;

investments in existence on the date hereof and described in Section 6.04 of the Disclosure Certificate and deposits in bank accounts maintained by a Loan Party (without a requirement that a control agreement in favor of the Lender is in place so long as the accounts contain no more than $7,500 in each said account, and not more than $30,000 in the aggregate at any time);

investments by the Borrower and its Subsidiaries in Equity Interests in their respective Subsidiaries as in existence on the Effective Date; provided that any such Equity Interests held by a Loan Party in any of its Domestic Subsidiaries shall be pledged pursuant to the Security Agreement;

loans or advances made by any Loan Party to any Subsidiary and made by any Subsidiary to a Loan Party or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement, (ii) the amount of such loans and advances made by or for the benefit of any Loan Parties to Subsidiaries that are not Loan Parties shall not exceed $2,000,000 per fiscal year, and (iii) nothing set forth herein shall limit Ordinary Course Intercompany Obligations;

Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan

Parties that is Guaranteed by any Loan Party shall not exceed the Investment Limit at any time outstanding (in each case determined without regard to any write-downs or write‑offs);

loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $100,000 at any one time outstanding;

notes payable, or stock or other securities, issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

investments in the form of Swap Agreements permitted by Section 6.07;

investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of its Subsidiaries so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

investments received in connection with Dispositions permitted by Section 6.05;

investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances;”

unsecured loans or advances made by Borrower to Wagz pursuant to a promissory note issued by Wagz in connection with the Wagz Sale in an aggregate principal amount not to exceed $900,000 (the “Wagz Promissory Note”);

unsecured Guarantees by the Borrower in respect of the lease agreement dated May 9, 2012, between Vesta Baja California, S. de R.L. de C.V., as landlord, and Ablemex, S.A. de C.V., as tenant, and any amendment or renewal thereof in the ordinary course of business and on market terms, as the same may be amended, restated, supplemented, renewed or refinanced in the ordinary course of business and on market terms; and

investments, purchases or acquisitions as may be permitted by the terms of any Rider attached hereto.

Asset Sales

.  No Loan Party will, nor will it permit any Subsidiary to, Dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04), except:

Dispositions of (i) Inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus Equipment or property other than Inventory in the ordinary course of business; provided, that the aggregate market value of all assets sold under this clause (a)(ii), shall not exceed $1,000,000 in the aggregate in any Fiscal Year;

Dispositions of assets to the Borrower or any Subsidiary, provided that any such Dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

Dispositions of Accounts in connection with the compromise, settlement or collection thereof;

Dispositions of Permitted Investments and other investments permitted by clauses (i) and of Section 6.04;

Sale and Leaseback Transactions permitted by Section 6.06;

Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;

Dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets Disposed of in reliance upon this paragraph (g) shall not exceed $500,000 during any fiscal year of the Borrower;

Dispositions of accounts receivable by the Borrower pursuant to any Trade Receivables Purchase Program, provided that (i) the proceeds of all Trade Receivables Purchase Program sales are concurrently with such sales paid over directly to the Lender for application to the Revolving Loans then outstanding and (ii) upon the occurrence and during the continuation of any Default, the Borrower’s right to sell accounts receivable under any Trade Receivables Purchase Program shall terminate at the written direction of the Lender; and

(i) the Wagz Sale.

provided, that all Dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) and (i) above) shall be made for fair value and for at least 75% cash consideration.

Sale and Leaseback Transactions

.  No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within one hundred eighty (180) days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

Swap Agreements

.  No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any Subsidiary), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

Restricted Payments; Certain Payments of Indebtedness

.

No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Borrower may make Restricted Payments, not exceeding $250,000 in the aggregate during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (iv) so long as (A) the Loan Party is a “pass through” entity for federal income tax purposes, and (B) there exists no Event of Default, the Borrower may pay dividends or make distributions to its shareholders/members in an aggregate amount not greater than the amount necessary for such shareholders/members to pay their actual state and United States federal income tax liabilities in respect of income earned by the Borrower, after deducting any unused prior losses and (v) the Borrower may make Other Restricted Payments (as defined in the Financial Covenants Schedule).

No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except (i) payment of Indebtedness created under the Loan Documents, (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01.  other than payments in respect of the Subordinated Indebtedness expressly prohibited by the subordination provisions of the related documents, (iii) refinancings of Indebtedness to the extent permitted by Section 6.01, (iv) payment of secured Indebtedness (other than the Term Loan Facility) that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.05 and (v) payments of Term Loan Obligations in accordance with the Term Loan Agreement to the extent expressly permitted by the Intercreditor Agreement.

Transactions with Affiliates

.  No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and any Subsidiary that is a Loan Party not involving any other Affiliate, (c) any investment permitted by Sections 6.04(c) or 6.04(d), (d) any Indebtedness permitted under Section 6.01(c), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or its Subsidiaries in the ordinary course of business and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors.

Restrictive Agreements

.  No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Section 6.10 of the Disclosure Certificate (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Amendment of Material Documents

.  No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, (b) its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents (except for any amendment to the Certificate of Incorporation of the Borrower or to the by-laws of any Loan Party, in each case, to the extent required or approved by the Lender in writing), (c) any Material Agreement (other than any Term Loan Document), to the extent any such amendment, modification or waiver would be adverse to the Lender or (d) the Term Loan Agreement or any other Term Loan Document, other than to the extent expressly permitted by the terms of the Intercreditor Agreement.

Financial Covenants

.  Set forth on the Financial Covenants Schedule attached hereto.

Term Loan Obligations

.  No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, purchase or otherwise acquire any of the Term Loan Obligations or any commitments in respect thereof unless concurrently retired or exchanged, in their entirety, for equity interests in the Borrower.

Section 6.14 Minimum Availability Covenant. Availability of the Borrower shall not, on any date after the Third Amendment Effective Date, be less than $~~3,500,000~~3,000,000.

Article VII Events of Default

If any of the following events (“Events of Default”) shall occur:

the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable;

any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in, or in connection with, this Agreement or any other Loan Document, or in any report, certificate, financial statement or other document furnished by it pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been materially incorrect when made or deemed made;

any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections, 5.01, 5.03 (with respect to a Loan Party’s existence), Section 5.08, 5.10, 5.17, 5.19, 5.22 or in Article VI;

any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of fifteen (15) days after the earlier of (i) any Loan Party obtaining actual knowledge of such breach or (ii) receipt of notice thereof from the Lender;

any Loan Party or Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after all applicable grace periods thereunder shall have expired;

(i) any event or condition occurs (after all applicable grace periods have expired) that results in any Material Indebtedness (other than the Term Loan Facility) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness (other than the Term Loan Facility) or any trustee or agent on its or their behalf to cause any Material Indebtedness (other than the Term Loan Facility) to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 6.05, (ii) the occurrence of any “Event of Default” (or equivalent term) under the Term Loan Agreement or any other Term Loan Document or (iii) the delivery by the Term Loan Agent of an enforcement notice pursuant to the terms of the Intercreditor Agreement;

an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

any Loan Party or Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

any Loan Party or Subsidiary shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due;

(i) one or more judgments for the payment of money in an aggregate amount in excess of the Judgment Amount shall be rendered against any Loan Party, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or Subsidiary to enforce any such judgment; or (ii) any Loan Party or Subsidiary shall fail within thirty (30) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

a Change in Control shall occur;

the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

the Loan Guaranty or any Obligation Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty or any Obligation Guaranty or a Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty or any Obligation Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty or any Obligation Guaranty to which it is a party, or shall give notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 9.08 or any notice of termination delivered pursuant to the terms of any Obligation Guaranty;

except as permitted by the terms of any Collateral Document or the Intercreditor Agreement, (i) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Secured Obligation that is required under this Agreement to be a perfected first priority Lien shall cease to be a perfected, first priority Lien;

the material provisions of any Collateral Document or the Intercreditor Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document or the Intercreditor Agreement;

any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms, or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms;

any Loan Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of any property of such Loan Party having a fair market value in excess of $500,000; or

any subordination or intercreditor provision in favor of the Lender in any document or instrument governing Subordinated Indebtedness or any subordination or intercreditor provision in favor of the Lender in any subordination or intercreditor agreement that relates to any Subordinated Indebtedness, or any subordination or intercreditor provision in any guaranty by any Loan Party or other obligor of any

Subordinated Indebtedness, shall cease to be in full force and effect, or any Loan Party shall contest in any manner the validity, binding nature or enforceability of any such provision or shall be in breach of any such provision or (ii) the Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any party to such Intercreditor Agreement shall contest in writing, the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Liens securing the Obligations, for any reason shall not have the priority contemplated by the Intercreditor Agreement, then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take any or all of the following actions, at the same or different times:  (i) terminate the Commitment, whereupon the Commitment shall terminate immediately, and (ii) declare all or any portion of the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees (including, for the avoidance of doubt, any break funding payments) and other Obligations of the Borrower accrued hereunder and under any other Loan Document, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) require cash collateral for the LC Exposure in accordance with Section 2.05(h) hereof; and in the case of any event described in clause (h) or (i) of this Article, the Commitment shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees (including, for the avoidance of doubt, any break funding payments) and other Obligations of the Borrower accrued hereunder or under any other Loan Documents, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.  Upon the occurrence and during the continuance of an Event of Default, the Lender may increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Lender under the Loan Documents or at law or equity, including all remedies provided under the UCC.

Article VIII Miscellaneous
Notices

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Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to the addresses set forth on the Terms Schedule attached hereto.  All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

Notices and other communications to the Borrower, any Loan Party and the Lender hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Lender; provided that the foregoing shall not apply to notices pursuant to Article II or to Compliance Certificates delivered pursuant to item (c) of the Reporting Schedule attached hereto unless otherwise agreed by the Lender.  Each of the Lender and the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Lender otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) provided that if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

Waivers; Amendments

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No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Lender hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that it would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

Subject to Section 2.13(c), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender, or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Lender and the Loan Party or Loan Parties that are parties thereto.

Expenses; Limitation of Liability; Indemnity, Etc

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Expenses.  The Loan Parties, jointly and severally, shall pay all (i) reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) reasonable out-of-pocket expenses incurred by the Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of any counsel for the Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.  Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with:  (A) appraisals (but not of Equipment) and insurance reviews; (B) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Lender or the internally allocated fees for each Person employed by the Lender with respect to each field examination; (C) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the Permitted Discretion of the Lender; (D) Taxes, fees and other charges for (1) lien and title searches and title insurance and (2) filing financing statements and continuations, recording any Mortgages (or releases thereof) and other actions, in each case to perfect, protect, and continue the Lender’s Liens; (E) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and (F) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts, and costs and expenses of preserving and protecting the Collateral; provided that the Loan Parties shall not be obligated to reimburse the Lender for more than the number of appraisals and field examinations set forth in the Terms Schedule attached hereto during any calendar year unless a Default has occurred or exists during such calendar year.  All of the foregoing fees, costs and expenses may be charged to the Borrower as Revolving Loans or to another deposit account, all as described in Section 2.17(c).

Limitation of Liability.  To the extent permitted by applicable law (i) neither the Borrower nor any Loan Party shall assert, and the Borrower and each Loan Party hereby waives, any claim against the Lender and any Related Party of the Lender (each such

Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal date) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 8.03(b) shall relieve the Borrower or any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 8.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

Indemnity.  The Loan Parties, jointly and severally, shall indemnify the Lender, and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Lender the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.16, or (v) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

This Section 8.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

Payments.  All amounts due under this Section 8.03 shall be payable promptly after written demand therefor.

Successors and Assigns

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The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Lender that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

The Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to one or more purchasers whether or not related to the Lender; provided that so long as no Default has occurred and is continuing, such assignment to one or more purchasers not related to the Lender shall require Borrower’s prior consent (not to be unreasonably withheld, conditioned or delayed); provided further except in the case of an assignment to an Affiliate of the Lender, without the prior written consent of the Borrower, no assignments may be made by the Lender unless an Event of Default has occurred and is continuing.

The Lender may, without the consent of, or notice to, the Borrower, sell von-voting participations to one or more banks or other entities (a “Participant”) in all or a portion of the Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with notices and the Lender’s rights and obligations under this Agreement.  Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein) to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender.  If the Lender shall sell a participation, it shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register’); provided that the Lender shall have no obligation to disclose all or any portion of the Participant Register

(including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

Survival

.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitment has not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 8.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitment or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Counterparts; Integration; Effectiveness; Electronic Execution

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This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Delivery of an executed counterpart of a signature page of (i) this Agreement, (ii) any other Loan Document and/or (iii) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 8.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document’) that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Lender to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided,  further, without limiting the foregoing, (A) to the extent the Lender has agreed to accept any Electronic Signature, the Lender shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of the Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, each Loan Party hereby (w) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lender and the Loan Parties, Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (x) the Lender may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of its business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (y) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or Ancillary Document, respectively, including with respect to any signature pages thereto and (z) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Lender’s reliance on or use of Electronic Signatures and/or transmission by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any

Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Severability

.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Right of Setoff

.  If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by the Lender or such Affiliate to or for the credit or the account of the Borrower or such Loan Guarantor against any and all of the Secured Obligations held by the Lender or such Affiliate, irrespective of whether or not the Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of the Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness.  The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender and its Affiliates may have.

Governing Law; Jurisdiction; Consent to Service of Process

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The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the Governing State, but giving effect to federal laws applicable to national banks.

Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or Governing State court sitting in the Primary City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Lender or any of its Related Parties may only) be heard and determined in the Governing State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

WAIVER OF JURY TRIAL

.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Headings

.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Confidentiality

.  The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self‑regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, with, to the extent permitted, prompt notice thereof to the Borrower, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the prior consent of the Borrower, (h) to holders of Equity Interests in the Borrower, including through public filings required under securities laws, (i) to any Person providing a Guarantee of all or any portion of the Secured Obligations or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a non-confidential basis from a source other than the Borrower.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, but not less than a commercially reasonable degree of care.

Nonreliance; Violation of Law

.  The Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein.  Anything contained in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in violation of any Requirement of Law.

USA PATRIOT Act

.  The Lender is subject to the requirements of the USA PATRIOT Act and hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow the Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Disclosure

.  Each Loan Party hereby acknowledges and agrees that the Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Interest Rate Limitation

.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by the Lender.

Marketing Consent

.  The Borrower hereby authorizes the Lender and its affiliates, at their respective sole expense, only with prior approval by the Borrower, to include the Borrower’s name and logo in advertising, marketing, tombstones, case studies and training materials, and to give such other publicity to this Agreement as they may from time to time determine in their sole discretion.

No Fiduciary Duty, etc

.  The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that Lender will not have any obligations except those obligations expressly set forth herein and in the other Loan Documents and Lender is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person.  The Borrower agrees that it will not assert any claim against the Lender based on an alleged breach of fiduciary duty by the Lender in connection with this Agreement and the transactions contemplated hereby.  Additionally, the Borrower acknowledges and agrees that the Lender is not advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction.  The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Lender shall have no responsibility or liability to the Borrower with respect thereto.  The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that the Lender, together with its affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, the Lender may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by the Lender or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.  In addition, the Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that the Lender and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise.  The Lender will not use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by the Lender of services for other companies, and the Lender will not furnish any such information to other companies.  The Borrower also acknowledges that the Lender has no obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

Amendment and Restatement; Reaffirmation; Release of Liens on Real Property; Lien Priorities

.

Amendment and Restatement; Reaffirmation.  On the Effective Date, after giving effect to the repayment of the Term Loans (as defined in the Existing Credit Agreement) contemplated by clause (i) of the Closing Conditions Schedule, the Borrowers plan to continue all remaining Loans outstanding under the Existing Credit Agreement as Loans under this Agreement.  Notwithstanding the foregoing, this Agreement amends and restates in its entirety the Existing Credit Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Credit Agreement or the indebtedness, obligations and liabilities of the Borrowers and the other Loan Parties evidenced or provided for thereunder.  Without limiting the generality of the foregoing, each Loan Party agrees that notwithstanding the execution and delivery of this Agreement, the previous grant to the Lender of a first priority lien on certain assets of the Loan Parties pursuant to the Security Agreement and, except as provided in clause (b) of this Section 8.19, the other Collateral Documents shall be and remain in full force and effect and that any rights and remedies of the Lender thereunder and obligations of the Loan Parties thereunder shall be and remain in full force and effect, shall not be affected, impaired or discharged thereby and shall secure all of the Loan Parties’ indebtedness, obligations and liabilities to the Lender under the Existing Credit Agreement as amended and restated hereby.  All references made to the Existing Credit Agreement in any Loan Document or in any other instrument or document shall, unless otherwise specified, be deemed to refer to this Agreement.

Release of Liens on Real Property.  Upon the occurrence of the Effective Date, notwithstanding any other provision in the Loan Documents to the contrary, all Mortgages (as defined in the Existing Credit Agreement, including, in any event, the Mortgage and Security Agreement with Assignment of Rents, dated as of January 29, 2021, by the Borrower in favor of Lender relating to certain real property located in Elk Grove Village, County of Cook, State of Illinois, and the Mortgage and Security Agreement with Assignment of Rents, dated as of January 29, 2021, by the Borrower in favor of Lender relating to certain real property located in Elgin, County of Cook, State of Illinois), and the Liens created thereby, shall terminate and cease to be of any further force or effect.  To give effect to the foregoing release, the Lender shall, at the expense of the Borrower, promptly execute and record such instruments, documents and agreements as the Borrower may reasonably request to reflect such release of Mortgages as of record in the appropriate government filing offices.

Article IX Loan Guaranty
Guaranty

.  Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Lender in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”); provided,  however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor.  Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.  All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of the Lender that extended any portion of the Guaranteed Obligations.

Guaranty of Payment

.  This Loan Guaranty is a guaranty of payment and not of collection.  Each Loan Guarantor waives any right to require the Lender to sue the Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

No Discharge or Diminishment of Loan Guaranty

.

Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the Payment in Full of the Guaranteed Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by:  (i) the failure of the Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the Payment in Full of the Guaranteed Obligations).

Defenses Waived

.  To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, any Loan Guarantor, or any other Obligated Party other than the Payment in Full of the Guaranteed

Obligations.  Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person.  Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.  The Lender may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been Paid in Full.  To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Rights of Subrogation

.  No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Lender.

Reinstatement; Stay of Acceleration

.  If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Obligated Party or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Lender is in possession of this Loan Guaranty.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Obligated Party, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

Information

.  Each Loan Guarantor assumes all responsibility for being and keeping itself informed of each Obligated Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that the Lender shall not have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Termination

.  The Lender may continue to make loans or extend credit to the Borrower based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor.  Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lender for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations.  Nothing in this Section 9.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Lender may have in respect of, any Default or Event of Default that shall exist under clause (o) of Article VII hereof as a result of any such notice of termination.

Taxes

.  Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law.  If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.  If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Lender receives the amount it would have received had no such withholding been made.

Maximum Liability

.  Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law.  In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.

Contribution

.

To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Payment in Full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

This Section 9.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 9.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.

The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification are owing.

The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 9.11 shall be exercisable upon the Payment in Full of the Guaranteed Obligations and the termination of this Agreement.

Liability Cumulative

.  The liability of each Loan Party as a Loan Guarantor under this Article IX is in addition to and shall be cumulative with all liabilities of each Loan Party to the Lender under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Keepwell

.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided,  however, that each Qualified ECP Guarantor shall only be liable under this Section 9.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  Except as otherwise provided herein, the obligations of each Qualified EC P Guarantor under this Section 9.13 shall remain in full force and effect until the termination of all Swap Obligations.  Each Qualified EC P Guarantor intends that this Section 9.13 constitute, and this Section 9.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Intercreditor Agreement

.  Lender hereby acknowledges that it has received and reviewed the Intercreditor Agreement.  Lender agrees to be bound by the Intercreditor Agreement.  Any reference in this Agreement or any other Loan Document to “first priority lien” “or second priority” or words of similar effect in describing the Liens created hereunder or under any other Loan Document shall be understood to refer to such priority as set forth in the Intercreditor Agreement.  In addition, to the extent that any provision in any Loan Document other than this Agreement purports to create a first priority Lien, represents that a Lien is a first priority Lien or requires the creation of a first priority lien, the Lender agrees that all such provisions shall be deemed to allow for the existence of a superior Lien of the kind permitted by Section 6.02(l) on

Term Loan Priority Collateral (as defined in the Intercreditor Agreement).  Nothing in this Section 9.14 shall be construed to provide that any Loan Party is a third party beneficiary of the provisions of the Intercreditor Agreement or may assert any rights, defenses or claims on account of the Intercreditor Agreement or this Section 9.14, and each Loan Party (x) agrees that nothing in the Intercreditor Agreement is intended or shall impair the obligation of any Loan Party to pay the obligations under this Agreement, or any other Loan Document as and when the same become due and payable in accordance with their respective terms, or to affect the relative rights of the creditors with respect to any Loan Party or except as expressly otherwise provided in the Intercreditor Agreement as to a Loan Party’s obligations, such Loan Party’s properties, and (y) if the Lender shall enforce its rights or remedies in violation of the terms of the Intercreditor Agreement, agrees that it shall not use such violation as a defense to any enforcement of remedies otherwise made in accordance with the terms of this Agreement and the other Loan Documents by the Lender or assert such violation as a counterclaim or basis for set-off or recoupment against the Lender and agrees to abide by the terms of this Agreement and to keep, observe and perform the several matters and things herein intended to be kept, observed and performed by it.  In furtherance of the foregoing, notwithstanding anything to the contrary set forth herein, prior to the payment in full of the Term Loan Obligations to the extent that any Loan Party is required to (i) give physical possession over any Term Priority Collateral (as defined in the Intercreditor Agreement) to the Lender under this Agreement or the other Loan Documents, such requirement to give possession shall be satisfied if such Term Priority Collateral is delivered to and held by the Term Loan Agent pursuant to the Intercreditor Agreement and (ii) take any other action with respect to the Term Priority Collateral or any proceeds thereof, including delivery of such Collateral or proceeds thereof to the Lender, such action shall be deemed satisfied to the extent undertaken by the Term Loan Agent.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWER:

SIGMATRON INTERNATIONAL, INC.

By:
Name:  Gary R. Fairhead
Title:  Chairman of the Board and CEO

OTHER LOAN PARTIES:

WAGZ, INC.

By:  _________
Name:  Gary R. Fairhead
Title:  Chairman of the Board

LENDER:

JPMORGAN CHASE BANK, N.A.

By:  _________________________________________________________________________________________________
Name:

Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWER:

SIGMATRON INTERNATIONAL, INC.

By:  _________________________________________________________________________________________________
Name:

Title:

OTHER LOAN PARTIES:

WAGZ, INC.

By:  _________________________________________________________________________________________________
Name:

Title:

LENDER:

JPMORGAN CHASE BANK, N.A.

By:  _______________________________
Name:  Zeb J. Gilliam
Title:  Vice President

Definitions Schedule

The following terms shall have the meanings given to them in the Terms Schedule attached hereto:  “Applicable Margin”, “Availability Block”, “Borrower’s Accountants”, “Cash Dominion Period”, “Closing Fee”, “Governing State”, “Interim Fiscal Period”, “Investment Limit”, “Judgment Amount”, “LC Exposure Amount”, “Maturity Date”, “Primary City”, “Purchase Money Debt Limit”, “Reference Fiscal Year”, “Subordinated Debt Limit”, and “Unsecured Debt Limit”.

The following terms shall have the meanings assigned to them in the Borrowing Base Schedule attached hereto.  “Borrowing Base”, “Consigned Finished Goods,” “Electrolux Trade Receivable Purchase Program”, “Eligible Accounts”, “Eligible Consigned Finished Goods”, “Eligible Finished Goods”, “Eligible Foreign Account Debtor”, “Eligible Foreign Accounts”, “Eligible In-Transit Inventory”, “Eligible Inventory”, “Finished Goods”, “Foreign Account”, “Foreign Jurisdiction”, “In-Transit Inventory”, “NOLV Percentage,” “Trade Receivables Purchase Program” and “Whirlpool Trade Receivable Purchase Program”.

The following terms shall have the meaning given to them in the Security Agreement:  “Collateral Access Agreement”, “Collateral Deposit Account”, “Collection Account”, “Control Agreement”, and “Receivables”.

The following terms shall have the meaning given to them in the UCC: “Account”, “Document”, “Equipment”, and “Inventory”.
“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Adjusted REV SOFR30 Rate” means an interest rate per annum equal to (a) the REV SOFR30 Rate plus (b) 0.10%; provided that (x) if the Adjusted REV SOFR30 Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement and (y) if the REV SOFR30 Rate shall not be available, then the Adjusted REV SOFR30 Rate shall be equal to the CB Floating Rate (unless an Alternate Rate shall have been established in accordance with Section 2.14).

“Adjusted Term SOFR Rate” means for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

“Alternate Rate” has the meaning assigned to such term in Section 2.13(c).
“Ancillary Document” has the meaning assigned to such term in Section 8.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Availability” means, at any time, an amount equal to (a) the lesser of (i) the Revolving Commitment, minus the Availability Block, if applicable, and (ii) the Borrowing Base minus (b) the Revolving Exposure.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitment.
“Available Revolving Commitment” means, at any time, the Revolving Commitment minus the Revolving Exposure.

“Banking Services” means each and any of the following bank services provided to any Loan Party by the Lender or any of its Affiliates:  (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, cash pooling services, and interstate depository network services), and (e) Lease Financing.

“Banking Services Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services, provided, however, Banking Services Obligations in respect of Lease Financing shall be limited to Lease Deficiency Obligations.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Lender, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such

Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Term SOFR Rate and/or the REVSOFR30 Rate, as applicable:

a public statement or publication of information by or on behalf of the CME Term SOFR Administrator (or any successor administrator of the Term SOFR Rate and/or REVSOFR30 Rate, as applicable, or the published component used in the calculation thereof) announcing that such CME Term SOFR Administrator has ceased or will cease to provide the Term SOFR Rate and/or REVSOFR30 Rate, as applicable (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Term SOFR Rate and/or REVSOFR30 Rate, as applicable (or such component thereof); or

a public statement or publication of information by the NYFRB, the Federal Reserve Board, or, as applicable, the regulatory supervisor for the CME Term SOFR Administrator, an insolvency official with jurisdiction over the CME Term SOFR Administrator, a resolution authority with jurisdiction over the CME Term SOFR Administrator, or a court or an entity with similar insolvency or resolution authority over the CME Term SOFR Administrator, in each case, which states that the CME Term SOFR Administrator (or any successor administrator of the Term SOFR Rate and/or REVSOFR30 Rate, as applicable, or the published component used in the calculation thereof) has ceased or will cease to provide the Term SOFR Rate and/or REVSOFR30 Rate, as applicable (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Term SOFR Rate and/or REVSOFR30 Rate, as applicable (or such component thereof); or

a public statement or publication of information by the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, or the regulatory supervisor for the CME Term SOFR Administrator (or any successor administrator of the Term SOFR Rate and/or REVSOFR30 Rate, as applicable, or the published component used in the calculation thereof), announcing that the Term SOFR Rate and/or REVSOFR30 Rate, as applicable (or such component thereof) is no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to the Term SOFR Rate and/or REVSOFR30 Rate, as applicable if a public statement or publication of information set forth above has occurred with respect to each then-current available tenor of the Term SOFR Rate and/or REVSOFR30 Rate, as applicable

“Beneficial Ownership Certification” means a certification regarding the beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Bill and Hold Letter” means a letter agreement entered into between an Account Debtor and Borrower, in the form previously approved by Lender (or such other form acceptable to Lender in its sole discretion), which includes, among other things, a no-offset acknowledgment from the Account Debtor.

“Borrowing” means (a) Revolving Borrowing, and, in the case of SOFR Loans, as to which a single Interest Period is in effect, (b) a Protective Advance, and (c) in the case of any other Loan made pursuant to a Rider attached hereto, any such Loan.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower, in substantially the form attached hereto as Exhibit A or such other form agreed to by the Borrower and the Lender.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03 or, for another Class of Loan made pursuant to a Rider attached hereto, in accordance with such Rider.

“Burdensome Restriction” means any consensual encumbrance or restriction of the type described in Section 6.10.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that, when determining the Term SOFR Reference Rate used in connection with a SOFR Loan or a Loan accruing interest at the Adjusted REVSOFR30 Rate without giving effect to the proviso contained in the definition for “REVSOFR30 Rate”, the term “Business Day” shall also exclude any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Capital Lease Obligations” is defined in the Financial Covenants Schedule attached hereto.
“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, and applicable rules and regulations.
“CARES Allowable Uses” means “allowable uses” of proceeds of an SBA PPP Loan as described in Section 1102 of the CARES Act.

“CB Floating Rate” means the greater of the Prime Rate or 2.50%.  Any change in the CB Floating Rate due to a change in the Prime Rate shall be effective from and including the effective date of such change in the Prime Rate.

“CBFR”, when used in reference to:  (a) a rate of interest, refers to the Adjusted REVSOFR30 Rate, unless the REVSOFR30 Rate shall not be available at such time, then it refers to the CB Floating Rate (unless an Alternate Rate shall have been established in accordance with Section 2.13), and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted REVSOFR30 Rate or the CB Floating Rate.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding voting Equity Interests of the Borrower, which is not approved by Lender in its reasonable discretion following notice thereof from Borrower in accordance with Section 5.02(k) hereof; (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) directors of the Borrower on the date of this Agreement, nominated, appointed or approved for consideration by shareholders for election to the board of directors of the Borrower, (ii) approved by the board of directors of the Borrower as director candidates prior to their election, nor (iii) appointed by directors so nominated, appointed or approved; or (c) the Borrower shall cease to own, free and clear of all Liens or other encumbrances, 100% of the outstanding voting Equity Interests of each other Loan Party on a fully diluted basis.

“Change in Law” means the occurrence after the date of this Agreement of any of the following:  (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) compliance by the Lender (or, for purposes of Section 2.14(b), by any lending office of the Lender or by the Lender’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is a Revolving Loan, Protective Advance, or Loan of another Class made pursuant to a Rider attached hereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or intended to be, subject to a security interest or Lien in favor of the Lender, on behalf of the Secured Parties, to secure the Secured Obligations; provided that following the Effective Date, the Collateral shall not include real property.

“Collateral Documents” means, collectively, the Security Agreement, and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party and delivered to the Lender.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Commitment” means the sum of the Revolving Commitment and any other commitment to make Loans pursuant to a Rider attached hereto.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Disbursement Account” means any account of the Borrower or a Loan Party maintained with the Lender as a zero balance, cash management account pursuant to and under any agreement between the Borrower and the Lender, as modified and amended from time to time, and through which all disbursements of the Borrower, any Loan Party and any designated Subsidiary of the Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“Corporate Restructuring” means a holding company merger pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, pursuant to which the Borrower becomes a wholly owned subsidiary of the newly formed holding company, a Delaware corporation, completed in accordance with Section 5.18 of the Term Loan Credit Agreement.

“Customer Letter” means a letter agreement entered into between an Account Debtor and Borrower, in the form previously approved by Lender (or such other form acceptable to Lender), which includes, among other things, an acknowledgment from the Account Debtor that under no circumstances may it offset any portion of the deposit made pursuant to such letter against its trade payables with Borrower.

“DDA Access Product” means the bank service provided to any Loan Party by the Lender, or its successor, in its Permitted Discretion consisting of direct access to schedule payments from the Funding Account by electronic, internet or other access mechanisms that may be agreed upon from time to time by the Lender, or its successor, and the funding of such payments under the Loan Borrowing Option in the DDA Access Product Agreement.

“DDA Access Product Agreement” means the Lender’s Treasury Services End of Day Investment & Loan Sweep Service Terms, as in effect on the date of this Agreement, as the same may be amended from time to time.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deficiency Funding Date” has the meaning assigned to such term in Section 2.03(a).
“Disclosure Certificate” means the disclosure certificate prepared, executed and delivered by the Loan Parties to the Lender.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Section 3.06 of the Disclosure Certificate.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person but excluding issuance of stock options or stock by the Borrower to employees or directors), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to such term in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division.  A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrower, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Lender or any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (a) the environment, (b) preservation or reclamation of natural resources, (c) the management, Release or threatened Release of any Hazardous Material or (d) health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERIS A or, solely for purposes of Section 302 of ERIS A and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the thirty (30) day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Foreign Subsidiary” means (a) Standard Components de Mexico, S.A., (b) Digital Appliances Controls de Mexico, S.A. de C.V., (c) Ablemex, S.A. de C.V., (d) Spitfire Controls (Vietnam) Co. Ltd., (e) Spitfire Controls (Cayman) Co. Ltd., (f) Wujiang SigmaTron Electronics Co., Ltd., (g) Wujiang SigmaTron Electronic Technology Co., Ltd., (h) SigmaTron Taiwan branch, and (i) any other Foreign Subsidiary consented to in writing by the Lender in its Permitted Discretion.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender:  (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, and (b) any withholding Taxes imposed under FATCA.

“Extenuating Circumstance” means any period during which the Lender has determined in its reasonable discretion (a) that due to unforeseen and/or nonrecurring circumstances, it is impractical and/or not feasible to submit or receive a Borrowing Request or Interest Election Request delivered by hand or fax or through Electronic System, and (b) to accept a Borrowing Request or Interest Election Request telephonically.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the

Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Financial Advisor” means the independent financial advisor acceptable to Lender, engaged by Borrower as provided in Section 5.19.
“Financial Officer” means the president, chief executive officer, chief financial officer or treasurer of the Borrower.
“First Amendment Effective Date” means April 1, 2023.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted REVSOFR30 Rate, as applicable.  For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate or the Adjusted REVSOFR30 Rate shall be 0.00%.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Funding Account” means the deposit account of the Borrower or a Loan Party to which the Lender is authorized by the Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

“Funded Indebtedness” means, as of any date of determination, all Indebtedness for borrowed money or letters of credit of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, including, in any event, but without duplication, with respect to the Borrower and its Subsidiaries, Revolving Exposure, the aggregate Term Loan Exposure of all Lenders and the amount of their Capital Lease Obligations.

“GAAP” means generally accepted accounting principles in the U.S.

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 9.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“IBA” has the meaning assigned to such term in Section 1.05.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any earn-out (which for all purposes of this Agreement shall be valued at the maximum potential payable with respect to such earn-out), (l) any other Off-Balance Sheet Liability of such Person, and (m) all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Out of an abundance of caution, obligations under operating leases for real or personal property are not “Indebtedness.”

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 8.03(c).

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Effective Date, among the Lender, as ABL Representative (as defined therein), the Term Loan Agent, as Term Loan Representative (as defined therein) and acknowledged by the other Loan Parties, as the same may be amended, modified, supplemented and /or restated from time to time, in each case, in accordance with the term hereof and thereof.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any CBFR Loan, the first Business Day of each calendar month and the Maturity Date, (b) with respect to any SOFR Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to all Loans, the Maturity Date.

“Interest Period” means with respect to any SOFR Borrowing the period commencing on the date of such SOFR Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) no Interest Period may extend beyond the Maturity Date.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.

“LC Disbursement” means any payment made by the Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time.

“Lease Deficiency Obligation” means after default, repossession and disposition of the Equipment which is the subject of or which secures a Lease Financing, the amount, if any, by which (a) any and all obligations of the Loan Parties to a Lessor, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with a specific Lease Financing, exceeds (b) the Net Proceeds realized by the Lessor upon the disposition of the Equipment which is the subject of or which secures the specific Lease Financing.

“Lease Financing” means (a) a lease of specific Equipment as defined in Article 2-A of the UCC, and (b) a secured financing transaction secured by specific Equipment, whether that transaction is called a lease or a loan, entered into by any Loan Party with the Lender or any of its Affiliates (in this context, the “Lessor”).
“Lender-Related Person” has the meaning assigned to such term in Section 8.03(b).
“Letters of Credit” means the letters of credit issued pursuant to this Agreement, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.
“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.05(b).
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, or consent to use in favor of a vendor or lessor, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Borrowing Option” has the meaning assigned to such term in the DDA Access Product Agreement.

“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit Agreement, the Collateral Documents, the Loan Guaranty, any Obligation Guaranty, the Intercreditor Agreement and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, letter of credit applications and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party and delivered to the Lender in connection with this Agreement or the transactions contemplated hereby.  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits, riders or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, all waivers thereunder, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means each Loan Party other than the Borrower.
“Loan Guaranty” means Article IX of this Agreement and each separate Guarantee, in form and substance satisfactory to the Lender, delivered by each Loan Guarantor.

“Loan Parties” means the Borrower, the Borrower’s Domestic Subsidiaries, and any other Person who becomes a party to this Agreement pursuant to a joinder agreement and their respective successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.

“Loans” means the loans and advances made by the Lender pursuant to this Agreement, including Protective Advances and any loans made pursuant to a Rider hereto.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its Obligations, (c) the Collateral, or the Lender’s Liens on the Collateral or the priority (to the extent required by the Loan Documents) of such Liens, or (d) the rights of or benefits available to the Lender under any of the Loan Documents.

“Material Agreements” means all material agreements and contracts identified in Section 3.12 of the Disclosure Certificate.

“Material Indebtedness” means a discrete item of Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties or any Subsidiary in a principal amount exceeding $500,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Loan Parties or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Mexican Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in Mexico
“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Lender, on real property of a Loan Party, it being understood and agreed that all Mortgages are to be released on the Effective Date.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than the Lender and its Affiliates) in connection with such event, including investment banking fees, (ii) in the case of a Disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“NYFRB” means the Federal Reserve Bank of New York

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Lender from a federal funds broker of recognized standing selected by it; provided,  further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source
“Objection Date” has the meaning assigned to such term in Section 2.13(c).
“Obligated Party” has the meaning assigned to such term in Section 9.02.
“Obligation Guaranty” means any Guarantee of all or any portion of the Secured Obligations executed and delivered to the Lender by a guarantor who is not a Loan Party.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to the Lender or any indemnified party individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases).

“Ordinary Course Intercompany Obligations” means unsecured intercompany obligations between the Loan Parties and the Excluded Foreign Subsidiaries, in the ordinary course of business, to fund day-to-day business operations of the Loan Parties and the Excluded Foreign

Subsidiaries (including, for the avoidance of doubt, such obligations under maquiladora agreements), which are adequately accounted for in the books and records of the Loan Parties and their Subsidiaries and otherwise reasonably acceptable to the Lender.

“Original Indebtedness” has the meaning assigned to such term in Section 6.01(f).

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Taxes (other than a connection arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight SOFR transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Paid in Full” or “Payment in Full” means, (a) the indefeasible payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (b) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Lender of a cash deposit, or at the discretion of the Lender a backup standby letter of credit satisfactory to the Lender, in an amount equal to 105% of the LC Exposure as of the date of such payment), (c) the indefeasible payment in full in cash of the accrued and unpaid fees, (d) the indefeasible payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (e) the termination of all Commitments, and (f) the termination of the Swap Agreement Obligations and the Banking Services Obligations or entering into other arrangements satisfactory to the Secured Parties counterparties thereto.

“Participant” has the meaning assigned to such term in Section 8.04(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Encumbrances” means:

Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;

pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clause (e) above.

“Permitted Investments” means:

direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one (1) year from the date of acquisition thereof;

investments in commercial paper maturing within two hundred seventy (270) days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

investments in certificates of deposit, bankers’ acceptances and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000, 000;

fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000, 000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Lender) or any similar release by the Federal Reserve Board (as determined by the Lender).  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Protective Advance” has the meaning assigned to such term in Section 2.04.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Indices” means CB Floating Rate, Adjusted Term SOFR Rate, Adjusted REVSOFR30 Rate, REVSOFR30 Rate, Term SOFR Reference Rate, and Term SOFR Rate.
“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(f).
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Replacement Transaction” means the incurrence of strategic or financing transactions by the Borrower generating proceeds in an amount sufficient, and that are or will be applied upon consummation of the Replacement Transaction, to effect the Payment in Full of the Obligations.

“Report” means reports prepared by the Lender or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrower, after the Lender has exercised its rights of inspection pursuant to this Agreement.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person, and (b) any statute, law (including common law), treaty, rule regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves which the Lender deems necessary, in its Permitted Discretion, but effective only after three (3) Business Days’ notice from the Lender to the Borrower (provided no such notice shall be required upon the occurrence and during the continuance of any Default), to maintain (including, without limitation, an availability reserve, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, volatility reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts (for the avoidance of doubt, the Lender shall establish a reserve for dilution of Accounts in excess of 2.50%), reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Agreement Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, unindemnified or under indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.
“Responsible Officer” means the Financial Officer or other executive officer of the Borrower designated by the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Loan Party or Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests, but excluding, for the avoidance of doubt, issuance of stock options or stock by the Borrower to employees or directors in the ordinary course of business.

“Reuters” means, as applicable, Thomson Reuters Corp, Refinitiv, or any successor thereto.
“Revolving Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Revolving Commitment” means the commitment of the Lender to make Revolving Loans hereunder up to the amount set forth in the Terms Schedule.  The amount of the Lender’s Revolving Commitment as of the ~~Third~~Fifth Amendment Effective Date is $~~55,000,000~~35,000,000.

“Revolving Exposure” means, at any time, the sum of (a) the outstanding principal amount of Revolving Loans and LC Exposure at such time, plus (b) the aggregate principal amount of Protective Advances outstanding at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“REVSOFR30 Rate” means (i) means the Term SOFR Reference Rate for a (1) month period, as such rate is published by the CME Term SOFR Administrator, at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the first (1st) Business Day of each month, adjusted monthly on the first (1st) Business Day of each month and (ii) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted REVSOFR30 Rate.  Any change in the REVSOFR30 Rate shall be effective from and include the effective date of such change.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SBA” means the U.S. Small Business Administration.
“SBA Loans” has the meaning assigned to such term in Section 6.01(k).

“SBA PPP Loan” means that certain loan incurred by the Borrower under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act), in the original principal amount of $6,282,973.

“Small Business Act” means the Small Business Act (15 U.S. Code Chapter 14A-Aid to Small Business).
“SEC” means the Securities and Exchange Commission of the U.S.
“Second Amendment Effective Date” means May 31, 2023.

“Secured Obligations” means all Obligations, together with all (a) Banking Services Obligations and (b) Swap Agreement Obligations owing to the Lender or its Affiliates; provided,  however, that the definition of “Secured Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor.

“Secured Parties” means (a) the Lender, (b) each Affiliate of the Lender that provides Banking Services, (c) each Affiliate of the Lender that is a counterparty to any Swap Agreement, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (e) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Lender, for the benefit of the Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, for the benefit of the Secured Parties.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate) and when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Specified Event of Default” means an Event of Default arising under clause (a), (b), (d) (as a result of failure to comply with Section 6.12), (h), (i) or (j).

“Stockholders Agreement” means the Stockholders Agreement dated as of the First Amendment Effective Date, among the Borrower, Wagz, Wagz Buyer and the other parties thereto and any Investor Agreements (as defined therein), as any may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Lender; provided, for the avoidance of doubt, Subordinated Indebtedness shall not include the Term Loan Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Borrower or a Loan Party, as applicable, including the Excluded Foreign Subsidiaries.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with the Lender or an Affiliate of the Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted hereunder with the Lender or an Affiliate of the Lender.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Target Balance” has the meaning assigned to such term in the DDA Access Product Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Process” has the meaning assigned to it in Section 5.22.
“Tender Process Completion Deadline” has the meaning assigned to it in Section 5.22.

“Term SOFR Rate” means, for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term Loan Borrowing Base” has the meaning assigned to the term “Borrowing Base” in the Term Loan Agreement (as in effect as of the date hereof).
“Term Loan Borrowing Base Certificate” has the meaning assigned to the term “Borrowing Base Certificate” in the Term Loan Agreement (as in effect as of the date hereof).

“Term Loan Agent” means TCW Asset Management Company LLC, as administrative agent under the Term Loan Agreement and its permitted successors and assigns in such capacity or any lender under any replacement or refinanced Term Loan Agreement.

“Term Loan Agreement” means that certain Credit Agreement, dated as of the Effective Date, among the Borrower, as borrower, the guarantors party thereto, the lenders party thereto and the Term Loan Agent, as the same may be amended, modified, supplemented, restated, replaced and/or refinanced from time to time, in each case, in accordance with the Intercreditor Agreement.

“Term Loan Documents” means the “Loan Documents” as defined in the Term Loan Agreement, as each such document may be amended, modified, supplemented, restated, replaced and/or refinanced from time to time, in each case, in accordance with the Intercreditor Agreement.

“Term Loan Facility” means the asset-based lending credit facility provided by the Term Loan Agent to the Borrower under the Term Loan Agreement.
“Term Loan Obligations” means all “Obligations” under and as defined in the Term Loan Agreement.
“Term Loans” means all “Term Loans” under and as defined in the Term Loan Agreement.

“Term Loan Exposure” has the meaning assigned to such term in the Term Loan Agreement.

“Term SOFR Reference Rate” means, for any day and time, and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Lender as the forward‑looking term rate based on SOFR.

“Third Amendment Effective Date” means August 19, 2024.

“Third Amendment Reversion Date” means the first date following the Third Amendment Effective Date whereby the Borrower delivers a certified report to the Lender demonstrating the Total Debt to EBITDA Ratio is less than 4.50:1.00 or trailing twelve-month adjusted EBITDA is at or above $22,500,000.

“Total Debt to EBITDA Ratio” means, with respect to Borrower and its Subsidiaries for any period, the ratio of (a) the amount of Funded Indebtedness as of such date, to (b) EBITDA of Borrower and its Subsidiaries for such period ended; provided that, for purposes of determining Indebtedness under this Agreement for purposes of calculating the Total Debt to EBITDA Ratio, as of any date of determination, such Indebtedness shall be deemed to be the average daily amount of Revolving Exposure for the 90-day period immediately preceding such date.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Trailing Three Month EBITDA” means, as of any date of determination, EBITDA of Borrower and its Subsidiaries, determined on a consolidated basis, for the 3 month period most recently ended.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate or the CBFR.

“UCC” means the Uniform Commercial Code as in effect from time to time in the Governing State or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is:  (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (b) any other obligation (including any guarantee) that is contingent in nature at such time; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S.” means the United States of America
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Waiver Effective Date” means January 31, 2023.
“Wagz” means Wagz, Inc., a Delaware corporation.
“Wagz Buyer” means Vynetic LLC, a Delaware limited liability company.
“Wagz Interests” means eighty-one (81) shares of common stock of Wagz.
“Wagz Promissory Note” has the meaning assigned to such term in Section 6.04(l).

“Wagz Purchase Agreement” means that certain Stock Purchase Agreement, dated as of the First Amendment Effective Date, by and among Borrower, Wagz, Wagz Buyer and Terry B. Anderton, as may be amended, restated, supplemented or modified, all with the written consent of Lender.

“Wagz Remaining Shares” 19 shares of common stock, $0.01 par value, of Wagz owned by the Borrower as of the First Amendment Effective Date, and any other Equity Interest issued to the Borrower by Wagz, including as a result of a recapitalization or other reorganization of Wagz.

“Wagz Sale” means Borrower’s sale of Wagz Interests to Wagz Buyer pursuant to the terms and conditions of the Wagz Purchase Agreement.

“Weekly Reporting Period” means any period (a) commencing on the date which (i) an Event of Default has occurred and is continuing and Lender has elected to impose weekly reporting upon notice (including via email or telephone) to the Borrower or (ii) Availability falls below 10% of the Revolving Commitment then in effect and (b) ending on the first date thereafter on which (i) no Event of Default exists and (ii) Availability exceeds, for thirty (30) consecutive days, 10% of the Revolving Commitment then in effect.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Borrowing Base Schedule

“Borrowing Base” means, at any time, the sum of (a) 90% of Eligible Accounts at such time, plus (b) the lesser of (i) 85% of Eligible Foreign Accounts at such time and (ii) $4,000,000, plus (c) the lesser of (i) 70% of Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 85% multiplied by the NOLV Percentage identified in the most recent inventory appraisal ordered by the Lender multiplied by Eligible Inventory, valued at the lower of cost or market value, determined on a first‑in-first-out basis, at such time, plus (d) the lesser of (i) $5,000,000 and (ii) the sum of (A) (I) 70% of Eligible In-Transit Inventory constituting raw materials, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (II) the product of 85% multiplied by the NOLV Percentage identified in the most recent inventory appraisal ordered by the Lender multiplied by Eligible In-Transit Inventory constituting raw materials, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (B) (I) 70% of Eligible In-Transit Inventory constituting Finished Goods, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (II) the product of 85% multiplied by the NOLV Percentage identified in the most recent inventory appraisal ordered by the Lender multiplied by Eligible In-Transit Inventory constituting Finished Goods, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time plus (e) the lesser of (i) 85% of Eligible Finished Goods, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 85% multiplied by the NOLV Percentage identified in the most recent inventory appraisal ordered by the Lender multiplied by Eligible Finished Goods, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, plus (f) the lesser of (i) 90% of Eligible Consigned Finished Goods, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 85% multiplied by the NOLV Percentage identified in the most recent inventory appraisal ordered by the Lender multiplied by Eligible Consigned Finished Goods, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time minus (g) Reserves.

“Consigned Finished Goods” means, at any time, Finished Goods that are consigned by a Loan Party, as consignor, to an unrelated third party.

“consigned”, “consignor”, “consignee”, “consignment” and other derivations thereof mean the relationship established in, and the obligations, rights and remedies of the parties with respect to that relationship as provided in, a written bailment, consignment or other form of inventory management agreement between a Loan Party and a customer, as amended from time to time by the parties thereto, a copy of which has been provided to the Lender.

“Electrolux Trade Receivable Purchase Program” means the non-recourse sale of Accounts owing to the Borrower by Electrolux AB to Deutsche Bank AG or its successor in the ordinary course of business consistent with past practice.

“Eligible Accounts” means, at any time, the Accounts (other than Foreign Accounts) of a Loan Party which the Lender determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit hereunder.  Without limiting the Lender’s Permitted Discretion, Eligible Accounts shall not include any Account:

which is not subject to a first priority perfected security interest in favor of the Lender;

which is subject to any Lien other than (i) a Lien in favor of the Lender and (ii) a Lien permitted under Section 6.02 of this Agreement which does not have priority over the Lien in such Account in favor of the Lender;

(i) with respect to which the scheduled due date is more than one hundred twenty (120) days after the date of the original invoice therefor, (ii) which is unpaid more than ninety (90) days after the date of the original invoice therefor or more than sixty (60) days after the original due date therefor, (iii) which has been written off the books of a Loan Party or otherwise designated as uncollectible, or (iv) which is owing by Ametek, Inc. if the Account is any of the invoices issued in a calendar quarter and remains unpaid more than 15 days after the end of such quarter;

which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to a Loan Party exceeds 25% of the aggregate Eligible Accounts;

with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Lender which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon a Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold (unless subject to a Bill and Hold Letter that has been delivered to and accepted by Lender), guaranteed sale, sale‑and‑return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, or (vi) relates to payments of interest;

for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by a Loan Party or if such Account was invoiced more than once;

with respect to which any check or other instrument of payment has been returned uncollected for any reason;

which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws,

(iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

which is owed by any Account Debtor which has sold all or a substantially all of its assets;

which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. (including any territory thereof) or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S. or the District of Columbia, Canada, or any province of Canada;

which is owed in any currency other than dollars;

which is owed by (i) any government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Lender which is in the possession of, and is directly drawable by, the Lender, or (ii) any government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940 (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect or protect the Lien of the Lender in such Account, have been complied with to the Lender’s satisfaction;

which is owed by any Affiliate of any Loan Party or any officer or director of any Loan Party or any of its Affiliates;

intentionally omitted;

which is owed by an Account Debtor or any Affiliate of such Account Debtor to which the related Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof (for the avoidance of doubt, Accounts owed by an Account Debtor party to Customer Letter shall not be deemed excluded, reduced or otherwise adjusted via this clause (q) solely as a result of such Customer Letter);

which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent thereof;

which is evidenced by any promissory note, chattel paper, or instrument;

which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless the Loan Party has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;

with respect to which a Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts, rebates and adjustments given in the ordinary course of business, or any Account which was partially paid and the Loan Party created a new receivable for the unpaid portion of such Account;

which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than a Loan Party has or has had an ownership interest in such goods, or which indicates any party other than a Loan Party as payee or remittance party;

which was created on cash on delivery terms;

which is sold pursuant to a Trade Receivable Purchase Program; or

which is related to returned Inventory, to the extent of the amount owing by the Account Debtor with respect to such returned Inventory; or

which the Lender determines may not be paid by reason of the Account Debtor’s inability to pay or which the Lender otherwise determines is unacceptable in its Permitted Discretion.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrower shall notify the Lender thereof on and at the time of submission to the Lender of the next Borrowing Base Certificate.  In determining the amount of an Eligible Account, the face amount of an Account may, in the Lender’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Party to reduce the amount of such Account.

“Eligible Consigned Finished Goods” means, at any time, Consigned Finished Goods of a Loan Party which the Lender determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit hereunder.  Without limiting the Lender’s Permitted Discretion, Eligible Consigned Finished Goods shall only include Consigned Finished Goods which meet the following criteria:

the consignee shall be reasonably acceptable to the Lender;

the Lender shall have received a true and correct copy of the consignment agreement, which shall be in form and substance acceptable to the Lender;

if applicable, the Lender shall have received evidence that a Loan Party has a perfected lien on such Consigned Finished Goods in form and substance acceptable to the Lender (including, without limitation, copies of Uniform Commercial Code financing statements filed by a Loan Party, as consignor/secured party, against the relevant consignee, as consignee/debtor, and adequately describing such Consigned Finished Goods);

the applicable Loan Party shall have given written notice in form and substance acceptable to the Lender to each person or entity that has filed a Uniform Commercial Code financing statement against such consignee of the Consigned Finished Goods to be delivered to such consignee and indicating that such Consigned Finished Goods are being delivered to the consignee on consignment;

the Consigned Finished Goods shall be shipped directly to the consignee’s location;

the Consigned Finished Goods shall not remain at the consignee’s location for more than one hundred twenty (120) days from the date of their delivery; and

the Consigned Finished Goods would not be excluded under clauses (a)-(d), (g)-(k) or (m)-(q) of the definition of Eligible Inventory.

In the event that Consigned Finished Goods which were previously Eligible Consigned Finished Goods cease to be Eligible Consigned Finished Goods hereunder, the Borrower shall notify the Lender thereof on and at the time of submission to the Lender of the next Borrowing Base Certificate.

“Eligible Finished Goods” means, at any time, Finished Goods of a Loan Party (other than In-Transit Inventory and Consigned Finished Goods) which the Lender determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit hereunder.  Without limiting the Lender’s Permitted Discretion , Eligible Finished Goods shall only include Finished Goods which would not be excluded under clauses (a)-(q) of the definition of Eligible Inventory.  In the event that Finished Goods which were previously Eligible Finished Goods cease to be Eligible Finished Goods hereunder, the Borrower shall notify the Lender thereof on and at the time of submission to the Lender of the next Borrowing Base Certificate.

“Eligible Foreign Account Debtor” means each of the following:  (a) Ametek, Inc., (b) Avery Weigh-Tronix, (c) BSH Home Appliances Corporation, (d) Broadcom Inc., (e) Electrolux AB, (f) Intel Corporation, (g) International Gaming Technology PLC, (h) Jabil Inc., (i) KLA-Tencor Corporation, (j) Promate, (k) Whirlpool Corporation, (l) Zoll Medical Corporation and (m) any other foreign Account Debtor approved by the Lender in its Permitted Discretion.

“Eligible Foreign Accounts” means, at any time, Foreign Accounts of a Loan Party which the Lender determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit hereunder.  Without limiting the Lender’s Permitted Discretion provided herein, Eligible Foreign Accounts shall only include Foreign Accounts which would not be excluded under clauses (a)-(k) or (m)-(y) of the definition of Eligible Accounts.  In the event that Foreign Accounts which were previously Eligible Foreign Accounts cease to be Eligible Foreign Accounts hereunder, the Borrower shall notify the Lender thereof on and at the time of submission to the Lender of the next Borrowing Base Certificate.

“Eligible In-Transit Inventory” means, at any time, In-Transit Inventory of a Loan Party which the Lender determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit hereunder.  Without limiting the Lender’s Permitted Discretion, Eligible In-Transit Inventory shall only include In-Transit Inventory which meets the following criteria:

the Lender shall have received (i) a true and correct copy of the bill of lading and other shipping documents for such In-Transit Inventory, and (ii) evidence of satisfactory casualty insurance naming the Lender as lender loss payee and otherwise covering such risks as the Lender may reasonably request;

if the bill of lading is non-negotiable, the In-Transit Inventory must be in transit within the U.S., and the Lender shall have received, if requested, a duly executed Collateral Access Agreement, in form and substance satisfactory to the Lender, from the applicable customs broker, freight forwarder or carrier for such In-Transit Inventory;

if the bill of lading is negotiable, the In-Transit Inventory must be in transit from outside the U.S., and the Lender shall have received (i) confirmation that the bill is issued in the name of a Loan Party and consigned to the order of the Lender, and an acceptable agreement has been executed with the Loan Party’s customs broker, in which the customs broker agrees that it holds the negotiable bill as agent for the Lender and has granted the Lender access to the In-Transit Inventory, (ii) confirmation that a Loan Party has, promptly upon removal of such goods from the applicable vessel, paid for the goods, and (iii) an estimate from the Loan Party of the customs duties and customs fees associated with such In-Transit Inventory in order to establish an appropriate Reserve;

the common carrier is not an Affiliate of the applicable vendor or supplier;

the customs broker is not an Affiliate of a Loan Party; and

the In-Transit Inventory would not be excluded under clauses (a)-(f) or (h)‑(q) of the definition of Eligible Inventory.

In the event that In-Transit Inventory which was previously Eligible In-Transit Inventory ceases to be Eligible In-Transit Inventory hereunder, the Borrower shall notify the Lender thereof on and at the time of submission to the Lender of the next Borrowing Base Certificate.

“Eligible Inventory” means, at any time, the Inventory of a Loan Party (other than any Eligible Finished Goods, In-Transit Inventory) which the Lender determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans, and the issuance of Letters of Credit.  Without limiting the Lender’s Permitted Discretion, Eligible Inventory shall not include any Inventory:

which is not subject to a first priority perfected Lien in favor of the Lender;

which is subject to any Lien other than (i) a Lien in favor of the Lender and (ii) a Lien that is permitted under Section 6.02 of this Agreement which does not have priority over the Lien in the Inventory in favor of the Lender;

which is, in the Lender’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business, or unacceptable due to age, type, category and/or quantity;

with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true, or which does not conform to all applicable standards imposed by any Governmental Authority;

in which any Person other than a Loan Party shall (i) have any direct or indirect ownership, interest or title or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

which is unfinished goods or which constitutes work-in-process, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

which is not located in the U.S.;

which is located in any location leased by a Loan Party unless (A) (i) the lessor has delivered to the Lender a Collateral Access Agreement or (ii) a Reserve equal to three months of rent, charges, and other amounts due or to become due with respect to such facility has been established by the Lender in its Permitted Discretion and (B) at least $100,000 of Inventory of the Borrower is located at such location;

which is located in any third party warehouse or is in the possession of a consignee (other than a third party processor) and is not evidenced by a Document, unless (A) (i) such warehouseman or consignee has delivered to the Lender a Collateral Access Agreement and such other documentation as the Lender may require or (ii) an appropriate Reserve has been established by the Lender in its Permitted Discretion and (B) unless such consignee is Electrolux Home Products, Inc. or Whirlpool Corporation, at least $100,000 of Inventory is located at such third party warehouse or in possession of such consignee;

which is being processed offsite at a third party location or outside processor, or is in transit to or from such third party location or outside processor;

which is a discontinued product or component thereof;

which is the subject of a consignment by a Loan Party as consignor;

which is perishable;

which contains or bears any intellectual property rights licensed to a Loan Party unless the Lender is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

which is not reflected in a current perpetual inventory report of the Borrower (unless such Inventory is reflected in a report to the Lender as “in transit” Inventory);

for which reclamation rights have been asserted by the seller;

which has been acquired from a Sanctioned Person; or

which the Lender otherwise determines is unacceptable in its Permitted Discretion.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrower shall notify the Lender thereof on and at the time of submission to the Lender of the next Borrowing Base Certificate.

“Finished Goods” means Inventory of a Loan Party constituting finished goods to be sold by a Loan Party in the ordinary course of business.

“Foreign Account” means an Account that is (a) created by a Loan Party upon the delivery of goods to a common carrier for shipment to a Foreign Jurisdiction and (b) owed by an Eligible Foreign Account Debtor.

“Foreign Jurisdiction” means any country or territory other than the U.S. (including any territory thereof) or Canada.
“In-Transit Inventory” means Inventory of a Loan Party that is not located in the U.S. or is in transit with a common carrier from vendors and suppliers.

“NOLV Percentage” means, as of any date of determination, the percentage of the book value of Borrower’s Inventory that is estimated to be recoverable in an orderly liquidation thereof net of all associated costs of such liquidation, as such percentage is specified in the most recent appraisal received by Lender from an appraiser selected by Lender.

“Trade Receivables Purchase Program” means (a) the Electrolux Trade Receivables Purchase Program, (b) the Whirlpool Trade Receivables Purchase Program and (c) any similar trade receivables purchase program approved in writing by the Lender in its Permitted Discretion.

“Whirlpool Trade Receivable Purchase Program” means the non-recourse sale of Accounts owing to the Borrower by Whirlpool Corporation to Prime Revenue, Inc., Santander Bank, N.A. or their respective successors in the ordinary course of business consistent with past practice.

Terms Schedule
1.	Revolving Commitment (Definitions Schedule):

$~~55,000,000~~35,000,000.

2.	Maturity Date (Definitions Schedule):

July 18, 2027, or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

3.	Applicable Margin (Definitions Schedule):

For any day following the Third Amendment Effective Date until the Third Amendment Reversion Date, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth under the applicable caption below:

	CBFR Spread REVSOFR30	CBFR Spread CB Floating Rate	Term SOFR Spread	Commitment Fee Rate
July 2024	4.50%	0.00%	4.50%	0.25%
October 2024	5.00%	0.00%	5.00%	0.25%
January 2025	5.50%	0.00%	5.50%	0.25%
April 2025	6.00%	0.00%	6.00%	0.25%
July 2025 and thereafter	6.50%	0.00%	6.50%	0.25%

For any day following the Third Amendment Reversion Date, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth under the applicable caption below:

	CBFR Spread REVSOFR30	CBFR Spread CB Floating Rate	Term SOFR Spread	Commitment Fee Rate
Tier I (Average 30-day Availability greater than or equal to $20,000,000)	2.00%	0.00%	2.00%	0.25%
Tier II (Average 30- day Availability greater than or equal to $10,000,000)	2.50%	0.00%	2.50%	0.25%

Tier III (Average 30- day Availability less than $10,000,000)	3.00%	0.00%	3.00%	0.25%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in average Availability shall be effective during the period commencing on and including the first day of each calendar month and ending on the last day of such calendar month, it being understood and agreed that, for purposes of determining the Applicable Rate on the first day of calendar month, average Availability from the immediately preceding 30-day period shall be used.

Notwithstanding the foregoing, the average Availability shall be deemed to be in Tier III at the option of the Lender if the Borrower fails to deliver any Borrowing Base Certificate or related information required to be delivered pursuant to the terms hereof, during the period from the expiration of the time for delivery thereof until each such Borrowing Base Certificate and related information is so delivered.

If at any time the Lender determines that any Borrowing Base Certificate or related information based on which Availability and/or such average Availability and the corresponding Applicable Rate was determined, as applicable, was incorrect (whether based on a restatement, fraud or otherwise), the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such Borrowing Base Certificate or related information based upon which Availability and/or such average Availability was determined had been accurate at the time it was delivered.

4.	Availability Block (Section 2.01, etc.):

~~Not Applicable~~$3,700,000

5.	LC Exposure (Section 2.05):

LC Exposure Amount - $2,500,000

6.	Cash Dominion Period (Section 2.09, etc.):

At all times until the Third Amendment Reversion Date and then at any time a Default has occurred and is continuing or Availability is less than 10% of the Revolving Commitment then in effect, and continuing until (x) Availability is in excess of 10% of the Revolving Commitment then in effect and (y) no Default has occurred and is continuing, in each case, for a period of thirty (30) consecutive days.

7.	Closing Fee (Section 2.11):

0.20% multiplied by the sum of the Revolving Commitment in effect on the Effective Date.

8.	Fiscal Periods and Accountants (Section 3.04):

Reference Fiscal Year - the fiscal year ended April 30, 2021.

Borrower’s Accountants - BDO USA, P.C., independent public accountants, or such other independent accountants, acceptable to the Borrower’s Board of Directors, engaged by Borrower.

Interim Fiscal Period- The month and the portion of the fiscal year ended June 30, 2022.

9.	Debt Limits (Section 6.01):

Purchase Money Debt Limit - $20,000,000

Subordinated Debt Limit - $3,500,000

Unsecured Debt Limit - $500,000

10.	Investment Limit (Section 6.04): $2,500,000
11.	Judgment Amount (Article VII): $500,000
12.	Notice Addresses (Section 8.01):

if to any Loan Party, to the Borrower at:
SigmaTron International, Inc.
2201 Landmeier Road
Elk Grove Village, Illinois 60007
Attention:  Gary R. Fairhead, Chairman of the Board and CEO
Facsimile No:  847-956-8709

if to Lender, at:
JPMorgan Chase Bank, N.A.
10 South Dearborn Street
Chicago, Illinois 60603
Attention:  Credit Risk Manager

13.	Field Examinations and Appraisals (Sections 5.12, 5.16, 8.03):

So long as no Default has occurred or exists during such calendar year, the Loan Parties shall not be obligated to reimburse the Lender for more than the number of appraisals and field examinations set forth below during any calendar year:

Field Examinations - one (1) per calendar year.

Inventory Appraisals - one (1) per every 12 months beginning after the Third Amendment Effective Date.

No Equipment appraisals will be required.

14.	Governinq State and Primary City (Section 8.09):

Governing State - Illinois (including, without limitation, 735 ILCS Section 105/5-1 et seq)

Primary City - Chicago, Illinois

Reporting Schedule

The Borrower will furnish to the Lender:

(a) within one hundred twenty (120) days after the end of each fiscal year of the Borrower, its audited consolidated and, if applicable, consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Borrower’s Accountants (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by Borrower’s Accountants;

(b) within thirty (30) days after the end of each fiscal month of the Borrower (but, in any event, prior to the last day of the immediately succeeding fiscal month), its consolidated and, if applicable, consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by its Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) above and within thirty (30) days after the end of each fiscal quarter of the Borrower, a certificate of its Financial Officer, (i) certifying, in form and detail acceptable to the Lender, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying, in form and detail acceptable to the Lender, the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth, in substantially the form of compliance certificate attached hereto as Exhibit B (or such other form agreed to by the Borrower and the Lender), calculations demonstrating compliance with the covenants set forth on the Financial Covenants Schedule attached hereto, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements for the Reference Fiscal Year and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) during the thirty (30) day period prior to the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrower for each month of such fiscal year in form and detail reasonably satisfactory to the Lender;

(e) (1) within twenty-five (25) days of the end of each calendar month or, (2) (x) from the Third Amendment Effective Date until the Third Amendment Reversion Date or (y) during the Weekly Reporting Period, within three (3) Business Days after the end of each calendar week, and at such other times as may be necessary to re-determine Availability or as requested by the Lender, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith (including without limitation dilution calculations), together with any additional reports with respect to the Borrowing Base as the Lender may reasonably request;

(f) within twenty-five (25) days of the end of each calendar month, and at such other times as may be requested by the Lender (including, without limitation, if requested by the Lender during the Weekly Reporting Period), as of the period then ended, all delivered electronically in a text formatted file acceptable to the Lender (not in an Adobe *.pdf file):

a detailed aging of the Loan Parties’ Accounts including all invoices aged by invoice date and due date (with an explanation of the terms offered) prepared in a manner reasonably acceptable to the Lender, together with a summary specifying the name, address, and balance due for each Account Debtor;

a schedule detailing the Loan Parties’ Inventory, in form satisfactory to the Lender, (A) by location (showing Inventory in transit and any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first‑out basis) or market and adjusted for Reserves as the Lender has previously indicated to the Borrower are deemed by the Lender to be appropriate and (B) including a report of any variances or other results of Inventory counts performed by the Borrower since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Loan Parties and complaints and claims made against any Loan Party);

a worksheet of calculations prepared by the Borrower to determine Eligible Accounts, Eligible Consigned Finished Goods, Eligible Finished Goods, Eligible In‑Transit Inventory and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts, Eligible Consigned Finished Goods, Eligible Finished Goods, Eligible In-Transit Inventory and Eligible Inventory and the reason for such exclusion;

a reconciliation of the Loan Parties’ Accounts and Inventory between (A) the amounts shown in the Loan Parties’ general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above, and (B) the amounts and dates shown in the reports delivered pursuant to clauses (i) and (ii) above and the Borrowing Base Certificate delivered pursuant to clause (e) above as of such date;

a reconciliation of the loan balance per the Borrower’s general ledger to the loan balance under this Agreement; and

a schedule and aging of the Loan Parties’ accounts payable, delivered electronically in a text formatted file acceptable to the Lender;

(g) promptly upon (and in any event within ten (10) Business Days after) the Lender’s request:

copies of invoices issued by the Loan Parties in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party;

a schedule detailing the balance of all intercompany accounts of the Loan Parties;

an updated customer list for the Borrower and its Subsidiaries, which list shall state the customer’s name, mailing address and phone number, delivered electronically in a text formatted file acceptable to the Lender and certified as true and correct by a Financial Officer;

the Borrower’s sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal;

copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service; and

a certificate of good standing or the substantive equivalent available in the jurisdiction of incorporation, formation or organization for each Loan Party from the appropriate governmental officer in such jurisdiction;

(h) promptly after any request therefor by the Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(i) promptly following any request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by the Borrower’s Accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them as the Lender may reasonably request;

(j) promptly following any request therefor, (x) such other information regarding the operations, assets, liabilities, changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may reasonably request, and (y) information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and

(k) Information Regarding the Term Loan Facility.  (i) Concurrently with the delivery thereof to the Term Loan Agent, a copy of the most recent ABL Borrowing Base Certificate delivered pursuant to the ABL Credit Agreement, (ii) concurrently with the delivery thereof or promptly upon the receipt thereof (and in any event not less than one (1) Business Day after such receipt), a copy of any notice of any Event of Default (as defined in the ABL Credit Agreement) under the ABL Credit Agreement or any ABL Credit Document and (iii) promptly upon the execution thereof (and in any event not less than one (1) Business Day after the date of execution), a copy of any amendment, restatement, supplement, or other modification to the ABL Credit Agreement or any ABL Credit Document.

Financial Covenants Schedule
(A) Financial Covenants Definitions:

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“EBITDA”  means, for any period on and after May 1, 2024, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) extraordinary charges for such period not to exceed $1,000,000 in the aggregate in any Fiscal Year, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory or accounts receivable), (vi) non-cash losses in respect of obligations under hedging transactions, and non-cash losses resulting from currency translation or non-cash transaction losses related to currency re-measurements of Indebtedness, and all other non-cash foreign currency translation or transaction losses, (vii) amendment fees, ticking fees, commissions, prepayment penalties, legal fees and any other advisor fees (including the fees of the Financial Advisor) paid or reimbursed by a Loan Party in connection with the Waiver and Amendment No. 3 to each of this Agreement and the Term Loan Credit Agreement, the Waiver and Amendment No. 4 of the Term Loan Credit Agreement, the Amendment No. 4 to this Agreement, the Waiver and Amendment No. 5 of this Agreement, a Sale and Leaseback Transaction or a Replacement Transaction, (viii) cash restructuring charges and non-recurring cash expenses related to restructuring and reorganization (including, without limitation, expenses arising from severance of employees or management) other than if incurred in connection with the divestiture or closure of facilities; provided that the aggregate amount shall not exceed $1,500,000, and (ix) non-recurring restructuring or integration or similar charges incurred during such period in respect of divestiture or closure of facilities, including relocation costs, business process optimizations, integration costs, transition costs, and any severance costs, and any gain or loss realized in connection therewith; provided that the aggregate amount of addbacks pursuant to this clause (a)(ix) shall not exceed $4,500,000; provided that, for the avoidance of doubt, the proceeds received by a Loan Party in respect of a Sale and Leaseback Transaction shall not constitute an add-back under this clause (a); minus (b) without duplication and to the extent included in Net Income for such period, the sum of (i) unrealized or realized gains in respect of obligations under hedging transactions, and gains resulting from currency translation or transaction gains related to currency re-measurements of Indebtedness, and all other foreign currency translation or transaction gains and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.  Notwithstanding anything contained herein to the contrary, solely for purposes of calculating the Fixed Charge Coverage Ratio, EBITDA attributable to any Foreign Subsidiary (other than the Mexican Subsidiaries) shall only be included in the determination of EBITDA up to an amount not to exceed the net amount of cash distributed by such Foreign Subsidiary to a Loan Party during such period.

In addition, notwithstanding the above, EBITDA for each of the calendar months set forth below, will be deemed to equal the below amounts for each of the months specified below:

Month Ended	EBITDA
May 31, 2023	$2,143,441
June 30, 2023	$2,017,208
July 31, 2023	$1,570,327
August 31, 2023	$1,586,454
September 30, 2023	$1,564,924
October 31, 2023	$2,776,524
November 30,2023	$2,817,783
December 31, 2023	$1,283,352
January 31, 2024	$1,816,612
February 29, 2024	$1,001,943
March 31, 2024	$855,896
April 30, 2024	$1,237,698

“Fixed Charge Coverage Ratio” means the ratio, determined as of the end of each fiscal month of the Borrower for the twelve fiscal month period then ended, of (a) EBITDA minus Unfinanced Capital Expenditures to (b) Fixed Charges, all calculated for the Borrower and its Subsidiaries (other than the Excluded Foreign Subsidiaries referred to in clauses (d)-(h) of the definition thereof unless, and only to the extent, Net Income from such Subsidiaries is repatriated to the United States during such period then ended) on a consolidated basis in accordance with GAAP.

“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus ~~prepayments and~~ scheduled principal payments on Indebtedness made during such period (other than, for the avoidance of doubt, any prepayments of the Obligations under this Agreement), plus expense for taxes paid in cash, plus Restricted Payments paid in cash, plus Capital Lease Obligation payments, plus cash contributions to any Plan, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

“Fifth Amendment Effective Date” means March 28, 2025.

“Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Borrower and its Subsidiaries for such period in accordance with GAAP.

“Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with G AAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Other Restricted Payments” means any other Restricted Payments, subject to the satisfaction of the Payment Condition.
“Payment Condition” shall be deemed to be satisfied in connection with a voluntary or certain mandatory prepayment of Term Loan Obligations, a Restricted Payment or Permitted Acquisition if:

no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to such voluntary or mandatory prepayment of Term Loan Obligations, Restricted Payment or Permitted Acquisition;

immediately after giving effect to and at all times during the thirty (30) day period immediately prior to such voluntary or mandatory prepayment of Term Loan Obligations, Restricted Payment or Permitted Acquisition, the Borrower shall have (i) (A) Availability calculated on a pro forma basis after giving effect to such voluntary or mandatory prepayment of Term Loan Obligations, Restricted Payment or Permitted Acquisition of not less than 15% of the Revolving Commitment then in effect and (B) a Fixed Charge Coverage Ratio for the trailing twelve months calculated on a pro forma basis after giving effect to such voluntary or mandatory prepayment of Term Loan Obligations, Restricted Payment or Permitted Acquisition of not less than 1.20 to 1.00, (ii) Availability calculated on a pro forma basis after giving effect to such voluntary or mandatory prepayment of Term Loan Obligations, Restricted Payment or Permitted Acquisition of not less than 20% of the Revolving Commitment then in effect or

(iii) solely with respect to a portion of any mandatory prepayment pursuant to Section 2.10(c)(ii) of the Term Loan Agreement (as in effect on the Effective Date) up to an amount not to exceed the Stipulated Borrowing Base Overadvance Amount, Availability calculated on a pro forma basis after giving effect such mandatory prepayment of not less than 10% of the Revolving Commitment then in effect; and

Borrower shall have delivered to the Lender a certificate in form and substance reasonably satisfactory to the Lender certifying as to the items described in (a) and (b) above and attaching calculations for item (b).

For the avoidance of doubt, (x) other than with respect to an amount up to the Stipulated Borrowing Base Overadvance Amount, mandatory prepayments pursuant to Section 2.10(c)(ii) of the Term Loan Agreement (as in effect on the Effective Date) or (y) mandatory prepayments pursuant to Section 2.10(c)(i) of the Term Loan Agreement with respect to a Sale and Leaseback Transaction, are not subject to the Payment Conditions.

“Stipulated Borrowing Base Overadvance Amounts” means, with respect to a mandatory prepayment pursuant to Section 2.10(c)(ii) of the Term Loan Agreement (as in effect on the Effective Date), an amount equal to the Borrowing Base, less the Stipulated Borrowing Base (as defined in the Term Loan Agreement as in effect on the Effective Date).

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are not financed from the proceeds of any Indebtedness (other than the Revolving Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures).

(B) Financial Covenants.

Fixed Charge Coverage Ratio.  Following the Third Amendment Effective Date, the Borrower will not permit the Fixed Charge Coverage Ratio for any twelve month period ending on the last day of any calendar month set forth below to be less than the applicable ratio indicated below for the most recently completed calendar month.

Fiscal Quarter	Fixed Charge Coverage Ratio
~~July 31, 2024~~	~~0.70:1.00~~
~~August 31, 2024~~	~~0.70:1.00~~
~~September 30, 2024~~	~~0.70:1.00~~
~~October 31, 2024~~	~~0.70:1.00~~
~~November 30, 2024~~	~~0.70:1.00~~
~~December 31, 2024~~	~~0.70:1.00~~
~~January 31, 2025~~	~~0.70:1.00~~
~~February 28, 2025~~	~~0.80:1.00~~

~~March 31, 2025~~	~~0.80:1.00~~
~~April 30, 2025~~	~~0.80:1.00~~
~~May~~July 31, 2025	0.90:1.00
~~June 30, 2025~~	~~0.90:1.00~~
~~July 31, 2025~~	~~0.90:1.00~~
August 31, 2025	1.00:1.00
September 30, 2025 and thereafter	1.00:1.00

Total Debt to EBITDA Ratio.  The Borrower will not permit the Total Debt to EBITDA Ratio for any twelve (12) month period ending on the last day of any fiscal quarter set forth below to be greater than the applicable ratio indicated below for the most recently completed fiscal quarter:

Fiscal Quarter	Total Debt to EBITDA Ratio
~~July 31, 2024~~	~~6.50:1.0~~
~~October 31, 2024~~	~~6.50:1.0~~
~~January~~July 31, 2025	6.50:1.0
~~April 30, 2025~~	~~5.75:1.0~~
~~July 31, 2025~~	~~5.50:1.0~~
October 31, 2025	4.00:1.0
January 31, 2026	4.00:1.0
April 30, 2026	3.75:1.0
July 31, 2026	3.75:1.0
October 31, 2026	3.50:1.0
January 31, 2027	3.50:1.0
April 30, 2027	3.50:1.0

(1) Trailing Three Month EBITDA. The Borrower will not permit Trailing Three Month EBITDA, measured on a month-end basis, ending on the last day of any fiscal month of the Borrower to be less than $250,000.

(C) Other Restricted Payments. In addition to any Restricted Payments permitted pursuant to Section 6.08, the Borrower may make Other Restricted Payments.

Closing Conditions Schedule

(a) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates.  The Lender shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of each Financial Officer and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.

(b) Financial Statements and Projections.  The Lender shall have received (i) audited consolidated financial statements of the Borrower for the fiscal years ending April 30, 2020 and April 30, 2021, (ii) unaudited interim consolidated financial statements of the Borrower for each fiscal month and quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lender, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections and (iii) satisfactory projections through July 30, 2023.

(c) Fees.  The Lender shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date.  All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Lender on or before the Effective Date.

(d) Closing Availability.  After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Borrower’s Availability shall not be less than $15,000,000.

(e) Filings, Registrations and Recordings.  Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(f) No Default Certificate.  The Lender shall have received a certificate, signed by the Financial Officer of the Borrower, dated as of the Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, and (iii) certifying any other factual matters as may be reasonably requested by the Lender, including the items set forth in clauses (d) and (l) of this Closing Conditions Schedule.

(g) Opinion of Counsel.  Each of the Loan Parties shall have delivered a written opinion of such Loan Party’s counsel, addressed to the Lender in form and substance satisfactory to the Lender and its counsel.

(h) Lien Searches.  The Lender shall have received the results of a recent lien search in such jurisdictions as the Lender shall deem appropriate, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Lender.

(i) Pay-Off of Term Loans.  Substantially concurrently with the Effective Date, Lender shall have received Payment in Full of all Term Loans (as defined in the Existing Credit Agreement) paid out of the proceeds of the Term Loans (as defined in the Term Loan Agreement).

(j) Term Loan Agreement.  The Lender (or its counsel) shall have received a certificate of a Responsible Officer of the Borrower, dated the Effective Date, (i) attaching a duly executed copy of the Term Loan Agreement (which may, subject to Section 8.06(b), include any Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), (ii) including a link to a data site containing electronic copies of all the Term Loan Documents executed on the Effective Date together with a manifest of the contents thereof affixed to such certificate and (ii) certifying that such Term Loan Agreement and the other Term Loan Documents provided are true and correct copies and in full force and effect as of the Effective Date.

(k) Funding Account. The Lender shall have received a notice designating the Funding Account.
(l) Maximum Total Debt to EBITDA Ratio. The Total Debt to EBITDA Ratio of the Borrower and its Subsidiaries as of the Effective Date shall not be greater than 4.25 to 1.00.
(m) Solvency. The Lender shall have received a solvency certificate in form and substance satisfactory to the Lender from a Financial Officer.

(n) Borrowing Base Certificates.  The Lender shall have received (i) a Borrowing Base Certificate which calculates the Borrowing Base as of a recent date determined by the Lender and (ii) a copy of the Term Loan Borrowing Base Certificate delivered to the Term Loan Agent on the Effective Date, each of which shall be in forma and substance reasonably satisfactory to the Lender.

(o) Audits, Appraisals, etc.  The Loan Parties shall have delivered (i) Collateral audits, satisfactory to the Lender, prepared by an independent firm engaged directly by the Lender and (ii) appraisals, prepared by an independent appraiser engaged directly by the Lender, of the inventory of the Loan Parties and which audits and appraisals shall be satisfactory to the Lender, together with evidence of compliance with applicable federal regulations governing loans in areas having special flood hazards.

(p) Field Examination. The Lender or its designee shall have conducted a field examination of the Borrower’s Accounts and Inventory and related working capital matters and of the Borrower’s related data processing and other systems, the results of which shall be satisfactory to the Lender in its sole discretion.

(q) Insurance; Collateral Assignment.  The Lender shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Lender and otherwise in compliance with the terms of Section 5.10 of the Credit Agreement.

(r) Letter of Credit Application. The Borrower shall have delivered a properly completed letter of credit application if the issuance of a Letter of Credit will be required on the Effective Date.

(s) ERISA.  If the Borrower has any Plans, the Borrower shall have delivered to the Lender its most recent statement of the unfunded liabilities of such Plan, certified as correct by an actuary enrolled under ERISA.

(t) USA PATRIOT Act.  The Lender shall have received (i) at least five (5) days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date to the extent the Lender has requested, a Beneficial Ownership Certification in relation to the Borrower.

(u) Background Checks.  The Lender shall have received background checks regarding senior management and/or key investors of the Borrower as deemed necessary or appropriate in the sole discretion of the Lender, and such background checks shall be satisfactory to the Lender in its sole discretion.

(v) Legal and Regulatory Matters.  All legal and regulatory matters related to the Transactions shall be satisfactory to the Lender in its sole discretion, including all applicable requirements of Regulation U, T and X of the Board of Governors of the Federal Reserve System.

(w) Other Diligence.  The corporate structure, capital structure, other debt instruments and material accounts of the Borrower and its Subsidiaries shall be acceptable to the Lender in its sole discretion.

(x) Other Closing Deliverables.  The Borrower shall have delivered to the Lender, in each case in form and substance reasonably satisfactory to the Lender, each of the other agreements, instruments, certificates and items set forth in the closing checklist or schedule of closing documents most recently provided by the Lender (or its counsel) to the Borrower (or its counsel).

EXHIBIT A

[FORM OF] BORROWING BASE CERTIFICATE

EXHIBIT B

[FORM OF] COMPLIANCE CERTIFICATE

To:JPMorgan Chase Bank, N.A.

This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of July 18, 2022 (as amended, modified, renewed or extended from time to time, the “Agreement”), among SIGMATRON INTERNATIONAL, INC. (the “Borrower”), the other Loan Parties party thereto (if any) and JPMORGAN CHASE BANK, N.A., as Lender.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected _______________ of the Borrower;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly financial statements add:  and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3. The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement;

4. I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) its principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Lender the notice required by Section 4.15 of the Security Agreement;

5. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with financial covenants set forth in Financial Covenants Schedule to the Agreement, all of which data and computations are true, complete and correct; and

6. Described below are the exceptions, if any, to paragraph 3, listing in detail, (i) the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

[Signature Page Follows]

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of _________________.

SIGMATRON INTERNATIONAL, INC.

By:
Name:
Title:

SCHEDULE I

Compliance as of _________, ___ with
Financial Covenants

Permitted Acquisitions Rider

(1) “Permitted Acquisition” is added to the exceptions permitted by Sections 6.03, 6.04 and 6.08 and means any Acquisition by any Loan Party in a transaction that satisfies each of the following requirements:

(a) such Acquisition is not a hostile or contested acquisition;

(b) the business acquired in connection with such Acquisition is (i) located in the U.S., (ii) organized under applicable U.S. and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Effective Date and any business activities that are substantially similar, related, or incidental thereto;

(c) both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct (except any such representation or warranty which relates to a specified prior date) and no Default exists, will exist, or would result therefrom;

(d) as soon as available, but not less than thirty (30) days prior to such Acquisition, the Borrower has provided the Lender (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the Lender including pro forma financial statements, statements of cash flow, and Availability projections;

(e) if the Accounts and Inventory acquired in connection with such Acquisition are proposed to be included in the determination of the Borrowing Base, the Lender shall have conducted an audit and field examination of such Accounts and Inventory, the results of which shall be satisfactory to the Lender;

(f) if such Acquisition is an acquisition of the Equity Interests of a Person, such Acquisition is structured so that the acquired Person shall become a wholly owned Subsidiary of the Borrower and a Loan Party pursuant to the terms of this Agreement;

(g) if such Acquisition is an acquisition of assets, such Acquisition is structured so that a Loan Party hall acquire such assets;
(h) if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;
(i) if such Acquisition involves a merger or a consolidation involving the Borrower or any other Loan Party, the Borrower or such Loan Party, as applicable, shall be the surviving entity;

(j) no Loan Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could have a Material Adverse Effect;

(k) in connection with an Acquisition of the Equity Interests of any Person, all Liens on property of such Person shall be terminated unless the Lender in its sole discretion consents otherwise, and in connection with an Acquisition of the assets of any Person, all Liens on such assets shall be terminated;

(l) the Borrower shall certify to the Lender (and provide the Lender with a pro forma calculation in form and substance reasonably satisfactory to the Lender) that, after giving effect to the completion of such Acquisition, the Payment Condition is satisfied;

(m) all actions required to be taken with respect to any newly acquired or formed wholly-owned Subsidiary of the Borrower or a Loan Party, as applicable, required under Section 5.14 shall have been taken; and

(n) the Borrower shall have delivered to the Lender the final executed acquisition agreement and all other material documentation relating to such Acquisition within ten (10) days following the consummation thereof.

TABLE OF CONTENTS

SECTION 2.09.Repayment and Amortization of Loans; Collection and Application of Collateral Proceeds; Evidence of Debt12

SECTION 8.19.Amendment and Restatement; Reaffirmation; Release of Liens on Real Property; Lien Priorities61

SCHEDULES:
Definitions Schedule
Borrowing Base Schedule
Terms Schedule
Reporting Schedule
Financial Covenants Schedule
Closing Conditions Schedule

EXHIBITS:
Exhibit A - [Form of] Borrowing Base Certificate
Exhibit B - [Form of] Compliance Certificate

RIDERS:
Permitted Acquisitions Rider

EXHIBIT B

[see attached]